                                                               Exhibit 99(b)(2)

                                CREDIT AGREEMENT

                          DATED AS OF FEBRUARY 24, 2004

                                      AMONG


                            NECTAR MERGER CORPORATION


                                   FTD, INC.,


                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,


                           CREDIT SUISSE FIRST BOSTON,
                            AS ADMINISTRATIVE AGENT,


                               UBS SECURITIES LLC
                              AS SYNDICATION AGENT,


                             WELLS FARGO BANK, N.A.,
                             AS DOCUMENTATION AGENT


                                       AND


               CREDIT SUISSE FIRST BOSTON AND UBS SECURITIES LLC,
                             AS JOINT LEAD ARRANGERS

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                                TABLE OF CONTENTS

                                                                                       Page No.
                                                                                       --------
SECTION 1.     DEFINITIONS....................................................................3

     1.1    Certain Defined Terms.............................................................3

     1.2    Accounting Terms; Utilization of GAAP for Purposes of Calculations
            Under Agreement..................................................................32

     1.3    Other Definitional Provisions and Rules of Construction..........................33

SECTION 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS....................................33

     2.1    Commitments; Making of Loans; the Register; Optional Notes.......................33

     2.2    Interest on the Loans............................................................40

     2.3    Fees.............................................................................44

     2.4    Repayments, Prepayments and Reductions in Revolving Loan
            Commitments; General Provisions Regarding Payments; Application of
            Proceeds of Collateral and Payments Under Guaranties.............................45

     2.5    Use of Proceeds..................................................................54

     2.6    Special Provisions Governing Eurodollar Rate Loans...............................54

     2.7    Increased Costs; Taxes; Capital Adequacy.........................................56

     2.8    Statement of Lenders; Obligation of Lenders and Issuing Lenders to
            Mitigate.........................................................................60

     2.9    Replacement of a Lender..........................................................61

SECTION 3.     LETTERS OF CREDIT.............................................................62

     3.1    Issuance of Letters of Credit and Lenders' Purchase of Participations
            Therein..........................................................................62

     3.2    Letter of Credit Fees............................................................65

     3.3    Drawings and Reimbursement of Amounts Paid Under Letters of Credit;
            Cash Collateralization...........................................................66

     3.4    Obligations Absolute.............................................................69

     3.5    Nature of Issuing Lenders' Duties................................................70

SECTION 4.     CONDITIONS TO LOANS AND LETTERS OF CREDIT.....................................70

     4.1    Conditions to Term Loans and Initial Revolving Loans and Swing Line
            Loans............................................................................70

     4.2    Conditions to All Loans..........................................................79

     4.3    Conditions to Letters of Credit..................................................80

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
SECTION 5.     COMPANY'S REPRESENTATIONS AND WARRANTIES......................................80

     5.1    Organization, Powers, Qualification, Good Standing, Business and
            Subsidiaries.....................................................................80

     5.2    Authorization of Borrowing, etc..................................................81

     5.3    Financial Condition..............................................................82

     5.4    No Material Adverse Change; No Restricted Junior Payments........................83

     5.5    Title to Properties; Liens; Real Property; Intellectual Property.................83

     5.6    Litigation; Adverse Facts........................................................84

     5.7    Payment of Taxes.................................................................84

     5.8    Performance of Agreements; Material Contracts....................................84

     5.9    Governmental Regulation..........................................................85

     5.10   Securities Activities............................................................85

     5.11   Employee Benefit Plans...........................................................85

     5.12   Certain Fees.....................................................................86

     5.13   Environmental Protection.........................................................86

     5.14   Employee Matters.................................................................87

     5.15   Solvency.........................................................................87

     5.16   Matters Relating to Collateral...................................................87

     5.17   Disclosure.......................................................................88

     5.18   Subordinated Indebtedness........................................................88

     5.19   Related Agreements...............................................................88

     5.20   Reporting to IRS.................................................................89

     5.21   Foreign Assets Control Regulations, etc..........................................89

     5.22   Foreign Subsidiaries.............................................................89

SECTION 6.     COMPANY'S AFFIRMATIVE COVENANTS...............................................90

     6.1    Financial Statements and Other Reports...........................................90

     6.2    Existence, etc...................................................................94

     6.3    Payment of Taxes and Claims; Tax.................................................95

     6.4    Maintenance of Properties; Insurance; Application of Net Insurance/
            Condemnation Proceeds............................................................95

     6.5    Inspection Rights; Lender Meeting................................................97

     6.6    Compliance with Laws, etc........................................................97

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
     6.7    Environmental Matters............................................................97

     6.8    Execution of Subsidiary Guaranty and Personal Property Collateral
            Documents After the Closing Date.................................................99

     6.9    Matters Relating to Additional Real Property Collateral.........................100

     6.10   Escrow of Funds; Payment of FTD.COM Securities Litigation Settlement............100

     6.11   Post Closing Matters............................................................101

SECTION 7.     COMPANY'S NEGATIVE COVENANTS.................................................101

     7.1    Indebtedness....................................................................101

     7.2    Liens and Related Matters.......................................................104

     7.3    Investments; Acquisitions.......................................................106

     7.4    Contingent Obligations..........................................................108

     7.5    Restricted Junior Payments......................................................108

     7.6    Financial Covenants.............................................................109

     7.7    Restriction on Fundamental Changes; Asset Sales.................................111

     7.8    Consolidated Capital Expenditures...............................................113

     7.9    Transactions with Shareholders and Affiliates...................................113

     7.10   Sales and Lease-Backs...........................................................114

     7.11   Conduct of Business.............................................................115

     7.12   Amendments or Waivers of Certain Agreements; Amendments of
            Documents Relating to Subordinated Indebtedness; Designation of
            Designated Senior Indebtedness..................................................115

     7.13   Fiscal Year.....................................................................115

SECTION 8.     EVENTS OF DEFAULT............................................................115

     8.1    Failure to Make Payments When Due...............................................116

     8.2    Default in Other Agreements.....................................................116

     8.3    Breach of Certain Covenants.....................................................116

     8.4    Breach of Warranty..............................................................116

     8.5    Other Defaults Under Loan Documents.............................................116

     8.6    Involuntary Bankruptcy; Appointment of Receiver, etc............................117

     8.7    Voluntary Bankruptcy; Appointment of Receiver, etc..............................117

     8.8    Judgments and Attachments.......................................................117

     8.9    Dissolution.....................................................................118

     8.10   Employee Benefit Plans..........................................................118

     8.11   Change in Control...............................................................118

     8.12   Invalidity of Loan Documents; Failure of Security; Repudiation of
            Obligations.....................................................................118

     8.13   Conduct of Business By Holdings.................................................118

     8.14   Failure to Consummate Merger....................................................119

     8.15   Amendment of Certain Documents of Holdings......................................119

SECTION 9.     ADMINISTRATIVE AGENT.........................................................120

     9.1    Appointment.....................................................................120

     9.2    Powers and Duties; General Immunity.............................................121

     9.3    Independent Investigation by Lenders; No Responsibility For Appraisal of
            Creditworthiness................................................................122

     9.4    Right to Indemnity..............................................................123

     9.5    Successor Administrative Agent and Swing Line Lender............................123

     9.6    Collateral Documents and Guaranties.............................................124

     9.7    Duties of Other Agents..........................................................125

     9.8    Administrative Agent May File Proofs of Claim...................................125

SECTION 10.    MISCELLANEOUS................................................................126

     10.1   Successors and Assigns; Assignments and Participations in Loans and
            Letters of Credit...............................................................126

     10.2   Expenses........................................................................130

     10.3   Indemnity.......................................................................131

     10.4   Set-Off.........................................................................132

     10.5   Ratable Sharing.................................................................132

     10.6   Amendments and Waivers..........................................................133

     10.7   Independence of Covenants.......................................................134

     10.8   Notices; Effectiveness of Signatures............................................134

     10.9   Survival of Representations, Warranties and Agreements..........................135

     10.10  Failure or Indulgence Not Waiver; Remedies Cumulative...........................135

     10.11  Marshalling; Payments Set Aside.................................................135

     10.12  Severability....................................................................136

     10.13  Obligations Several; Independent Nature of Lenders' Rights; Damage
            Waiver..........................................................................136

     10.14  Release of Security Interest or Guaranty........................................136

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
     10.15  Applicable Law..................................................................137

     10.16  Construction of Agreement; Nature of Relationship...............................137

     10.17  Consent to Jurisdiction and Service of Process..................................137

     10.18  Waiver of Jury Trial............................................................138

     10.19  Confidentiality.................................................................139

     10.20  Counterparts; Effectiveness.....................................................140


Signature pages                                                                             S-1

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                                    EXHIBITS

     I      FORM OF NOTICE OF BORROWING

     II     FORM OF NOTICE OF CONVERSION/CONTINUATION

     III    FORM OF REQUEST FOR ISSUANCE

     IV     FORM OF TERM NOTE

     V      Intentionally Deleted

     VI     FORM OF REVOLVING NOTE

     VII    FORM OF SWING LINE NOTE

     VIII   FORM OF COMPLIANCE CERTIFICATE

     IX     FORM OF OPINION OF COMPANY COUNSEL

     X      FORM OF OPINION OF O'MELVENY & MYERS LLP

     XI     FORM OF ASSIGNMENT AGREEMENT

     XII    FORM OF SOLVENCY CERTIFICATE

     XIII   FORM OF SUBSIDIARY GUARANTY

     XIV    FORM OF SECURITY AGREEMENT

     XV     FORM OF HOLDINGS GUARANTY

     XVI    FORM OF NOTICE OF PREPAYMENT

     XVII   FORM OF MORTGAGE

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                                    SCHEDULES

     1.1       PUBLIC COMPANY COSTS

     2.1       LENDERS' COMMITMENTS AND PRO RATA SHARES

     4.1C      CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP; MANAGEMENT

     4.1K      CLOSING DATE ENVIRONMENTAL REPORTS

     4.1M      CLOSING DATE MORTGAGED PROPERTIES

     5.1       SUBSIDIARIES OF COMPANY

     5.5B      REAL PROPERTY

     5.5C      INTELLECTUAL PROPERTY

     5.6       LITIGATION

     5.8       MATERIAL CONTRACTS

     5.11      CERTAIN EMPLOYEE BENEFIT PLANS

     7.1       CERTAIN EXISTING INDEBTEDNESS

     7.2       CERTAIN EXISTING LIENS

     7.3       CERTAIN EXISTING INVESTMENTS

     7.9       AFFILIATE TRANSACTIONS

                            NECTAR MERGER CORPORATION

                                    FTD, INC.

                                CREDIT AGREEMENT

               This CREDIT AGREEMENT is dated as of February 24, 2004 and entered into by and among NECTAR MERGER CORPORATION, a Delaware corporation ("MERGER SUB"), as borrower prior to the consummation of the Merger (this and other capitalized terms used herein without definition being used as defined in subsection 1.1), FTD, INC., a Delaware corporation, as borrower after consummation of the Merger, THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), UBS SECURITIES LLC ("UBSS"), as syndication agent for Lenders (in such capacity, "SYNDICATION AGENT"), WELLS FARGO BANK, N.A., as documentation agent for Lenders (in such capacity, "DOCUMENTATION AGENT"), and CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch ("CSFB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT").

                                 R E C I T A L S

               WHEREAS, Holdings and its direct wholly-owned Subsidiary, Merger Sub, have been formed by LGP for the purpose of acquiring FTD;

               WHEREAS, Holdings has formed, and owns all of the outstanding shares of capital stock of, Merger Sub;

               WHEREAS, on or before the Closing Date, LGP and other investors will purchase (i) all of the outstanding Holdings Common Stock for consideration of $40,000,000, consisting of approximately $37,000,000 in cash and approximately $3,000,000 in Old Management Shares and (ii) all of the outstanding Holdings Preferred Stock for cash consideration of $155,531,000 (with the consideration paid in connection with the foregoing equity purchases to be adjusted on a dollar-for-dollar basis by any available cash on hand of FTD and any existing indebtedness of FTD, each as of the Closing Date, subject to the requirement that the foregoing equity purchases equal not less than $180,000,000 and the remaining available cash on hand of Company after consummation of the Merger is not less than $7,261,497.55);

               WHEREAS, on or before the Closing Date, Company will issue and sell not less than $175,000,000 in aggregate principal amount of Subordinated Notes;

               WHEREAS, on the Closing Date and upon consummation of the Merger in accordance with the Merger Agreement, (i) all of the outstanding Non-Public FTD Common Stock shall be cancelled and retired without the payment of any consideration, (ii) all outstanding Public FTD Common Stock and options to purchase FTD Common Stock shall be cancelled and retired for consideration of $421,076,000, consisting of approximately $418,076,000 in cash and the conversion of approximately $3,000,000 in Old Management Shares to Holdings Common Stock and (iii) Merger Sub will be merged with and into FTD pursuant to the Merger Agreement and the Certificate of Merger, with FTD being the surviving corporation in such merger;

               WHEREAS, Lenders, at the request of Company, have agreed to extend certain credit facilities to Company, the proceeds of which will be used
(i) together with any cash on hand of FTD and the proceeds of the issuance and sale on or prior to the Closing Date of (a) preferred and common equity securities of Holdings and (b) the Subordinated Notes, to fund the Merger Financing Requirements, and (ii) to provide financing for working capital and other general corporate purposes of Company and its Subsidiaries;

               WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on substantially all of its real, personal and mixed property, including a pledge of all of the capital stock of its Domestic Subsidiaries and 66% of the capital stock of its Foreign Subsidiaries; and

               WHEREAS, Holdings and all of the Domestic Subsidiaries of Company have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on substantially all of their real, personal and mixed property, including a pledge of all of the capital stock of their Domestic Subsidiaries and 66% of the capital stock of their Foreign
Subsidiaries:

               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Syndication Agent, Documentation Agent and Administrative Agent agree as follows:

SECTION 1.     DEFINITIONS

     1.1       CERTAIN DEFINED TERMS.

               The following terms used in this Agreement shall have the following meanings:

               "ADDITIONAL MORTGAGED PROPERTY" has the meaning set forth in subsection 6.9.

               "ADDITIONAL MORTGAGES" has the meaning set forth in subsection
6.9.

               "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

               "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

               "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

               "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

               "AGENTS" means Administrative Agent, Syndication Agent, Joint Lead Arrangers and Documentation Agent.

               "AGREEMENT" means this Credit Agreement dated as of February 24, 2004, as it may be amended, supplemented or otherwise modified from time to time.

               "APPROVED FUND" means a Fund that is administered or managed by
(i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

               "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) sales, assignments, transfers or dispositions of accounts in the ordinary course of business for purposes of collection and
(c) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $250,000 or less.

               "ASSIGNMENT AGREEMENT" means an Assignment and Assumption in substantially the form of EXHIBIT XI annexed hereto.

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               "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

               "BASE RATE" means, at any time, the higher of (i) the Prime Rate or (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change.

               "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

               "BASE RATE MARGIN" means the margin over the Base Rate used in determining the rate of interest of Base Rate Loans pursuant to subsection 2.2A.

               "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause
(i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

               "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

               "CAPITAL STOCK" means the capital stock or other equity interests of a Person.

               "CASH" means money, currency or a credit balance in a Deposit Account.

               "CASH EQUIVALENTS" means, as at any date of determination: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating within the highest two rating categories obtainable from Standard & Poor's ("S&P"), Moody's Investors Service, Inc. ("MOODY'S") or any other credit rating agency of recognized national standing; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody's; (iv) demand deposits, time deposits and certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that
(a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) repurchase agreements and reverse repurchase agreements with any Lender or any Affiliate thereof relating to marketable securities meeting the criteria set forth in clause (i) above,
(vi) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses
(i) through (v) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P, Moody's or any other credit rating agency of recognized national standing, or (vii) with respect to Investments by any Foreign Subsidiary, any demand deposit account.

               "CERTIFICATE OF MERGER" means the Certificate of Merger as filed with the Delaware Secretary of State on the Closing Date.

               "CHANGE IN CONTROL" means:

               (a) prior to a Qualified Public Offering, either (i) the failure by LGP, any of its controlled Affiliates and the Initial LGP Investors or their controlled Affiliates collectively to own, directly or indirectly, at least a majority of the outstanding Voting Stock of Holdings or (ii) any "person" or "group" (within the meaning of the Exchange Act) has the ability by contract or otherwise to control directly or indirectly Company or Holdings;

               (b) from and after a Qualified Public Offering, any "person" or "group" (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), shall become, or obtain rights to become, the "beneficial owner" (as defined in the Exchange Act) directly or indirectly, of a greater percentage of the Voting Stock of Holdings than the percentage of Voting Stock of Holdings beneficially owned collectively by LGP, any of its controlled Affiliates and the Initial LGP Investors or their controlled Affiliates;

               (c) Holdings shall fail to own directly or indirectly 100% of the common stock of Company;

               (d) Holdings shall fail to have the ability to elect all of the Governing Body of Company;

               (e) the occurrence of a change in the composition of the Governing Body of Holdings or Company such that a majority of the members of any such Governing Body are not Continuing Members; or

               (f) the occurrence of any "Change of Control" as defined in the Subordinated Note Indenture.

               "CLASS", as applied to Lenders, means each of the following two classes of Lenders: (i) Lenders having Revolving Loan Exposure and (ii) Lenders having Term Loan Exposure.

               "CLOSING DATE" means the date on which the initial Loans are made.

               "CLOSING DATE MORTGAGED PROPERTY" has the meaning set forth in subsection 4.1M.

               "CLOSING DATE MORTGAGES" has the meaning set forth in subsection 4.1M.

               "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

               "COLLATERAL ACCESS AGREEMENT" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement or agreement of any landlord or mortgagee in respect of any Real Property Asset where any Collateral is located or any warehouseman or processor in possession of any inventory of any Loan Party, in form and substance reasonably satisfactory to Administrative Agent.

               "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Security Agreement.

               "COLLATERAL DOCUMENTS" means the Security Agreement, the Foreign Pledge Agreements, if any, the Control Agreements, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

               "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

               "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A and subsection 3.3.

               "COMPANY" means, except as provided in Section 5, (i) prior to the consummation of the Merger, Merger Sub, and (ii) after the consummation of the Merger, FTD as the surviving corporation in the Merger.

               "COMPANY EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company or any of its Subsidiaries.

               "COMPANY PENSION PLAN" means any Company Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA, and, for purposes of subsection 8.10, any Foreign Plan.

               "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT VIII annexed hereto.

               "CONFIDENTIAL INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated January 20, 2004 prepared by the Joint Lead Arrangers, as modified by the Memorandum dated January 30, 2004 prepared by the Joint Lead Arrangers, relating to the credit facilities evidenced by this Agreement.

               "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

               "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period EXCLUDING, HOWEVER, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

               "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, EXCLUDING Cash and Cash Equivalents.

               "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, EXCLUDING the current portions of Indebtedness that by its terms matures more than one year from the date of its creation and Capital Leases.

               "CONSOLIDATED EBITDA" means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (including payments made pursuant to subsection 7.5(iii)(b)), (iv) total depreciation expense, (v) total amortization expense, (vi) Transaction Costs,
(vii) management fees and other payments paid to LGP permitted by subsection 7.9, (viii) management or employee retention payments under compensation plans created after the Closing Date in an aggregate amount that does not exceed $1,000,000 in any Fiscal Year or $4,000,000 in the aggregate, (ix) retention bonuses approved by the Governing Body of Company or any of its respective Subsidiaries, as applicable, prior to the Closing Date other than the retention payments described in clause (viii) above, (x) non-recurring costs set forth in
Schedule 1.1 with respect to public company costs that will not be incurred on a going forward basis (to the extent applicable to such period), (xi) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of Company or any Subsidiary Guarantor owing to Company or any Subsidiary Guarantor, (xii) all extraordinary, unusual or non-recurring losses, charges or expenses (minus any extraordinary, unusual or non-recurring gains) (it being understood and agreed that Item 10(e) of Regulation S-K under the Securities Act shall not constitute a limitation on any such determination and unusual or non-recurring losses, charges, expenses or gains shall be determined by Company in good faith), (xiii) other non-cash items, including, without limitation, non-cash stock compensation paid to officers, directors and employees (other than any such non-cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period) but only, in the case of clauses (ii)-(xiii), to the extent deducted in the calculation of Consolidated Net Income, LESS non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent it will result in the receipt of cash payments in any future period), and all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

               "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment MINUS (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Cash Interest Expense, (d) current taxes based on income of Company and its Subsidiaries and paid in cash with respect to such period, (e) to the extent expensed in a prior Fiscal Year, the sum of the amount, if any, of retention payments made during such Fiscal Year and any other special retention payments paid to employees during such Fiscal Year in an aggregate amount not to exceed $1,000,000, (f) Restricted Junior Payments during such Fiscal Year permitted by subsection 7.5, (g) any other cash expenses incurred during such period to the extent added back in determining Consolidated EBITDA and (f) Cash consideration paid in connection with Investments permitted pursuant to subsection 7.3(vi) or subsection 7.3(vii).

               "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) scheduled principal payments in respect of Consolidated Total Debt, and (iii) current taxes based on income of Company and its Subsidiaries and paid in cash with respect to such period, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

               "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, net costs under Interest Rate Agreements and amounts referred to in subsection 2.3 payable to Administrative Agent and Lenders that are considered interest expense in accordance with GAAP, but excluding, however, any such amounts referred to in subsection 2.3 payable on or before the Closing Date. For purposes of the foregoing, total interest expense shall be determined after giving effect to any net payments made or received with respect to Interest Rate Agreements.

               "CONSOLIDATED LEVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated Total Debt as at such day to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on such day. In connection with calculation of the Consolidated Leverage Ratio for any purpose, if, during the four Fiscal Quarter period ending on the date as of which such calculation is made, Company has made an acquisition permitted by subsection 7.3(vi) or subsection 7.3(vii), calculation of Consolidated EBITDA used in such calculation of the Consolidated Leverage Ratio shall be made as if such acquisition occurred on the first day of such period on a PRO FORMA basis for the portion of the period prior to the date such acquisition actually occurred.

               "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to asset sales or returned surplus assets of any Pension Plan, and
(v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net extraordinary losses.

               "CONSOLIDATED SENIOR DEBT" means, as at any date of determination, Consolidated Total Debt LESS the aggregate principal amount of all Subordinated Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

               "CONSOLIDATED SENIOR LEVERAGE RATIO" means, as at the last day of any Fiscal Quarter, the ratio of (a) Consolidated Senior Debt as at such day, to
(b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on such day.

               "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the sum of (i) the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and (ii) the Letter of Credit Usage.

               "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

               "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

               "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the principal amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited or, if not stated, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

               "CONTINUING MEMBER" means, as of any date of determination any member of the Governing Body of Holdings or Company who (i) was a member of such Governing Body on the Closing Date or (ii) was nominated for election or elected to such Governing Body with the affirmative vote of a majority of the members who were either members of such Governing Body on the Closing Date or whose nomination or election was previously so approved.

               "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

               "CONTROL AGREEMENT" means an agreement, reasonably satisfactory in form and substance to Administrative Agent and executed by the financial institution or securities intermediary at which a Deposit Account or a Securities Account, as the case may be, is maintained, pursuant to which such financial institution or securities intermediary confirms and acknowledges Administrative Agent's security interest in such account, and agrees that the financial institution or securities intermediary, as the case may be, will comply with instructions or entitlement orders originated by Administrative Agent as to disposition of funds in such account, without further consent by Company or any Subsidiary.

               "CSFB" has the meaning assigned to that term in the introduction to this Agreement.

               "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

               "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

               "DIRECT LIABILITY", with respect to any event, means the payment of money by Company or any of its Subsidiaries with respect to such event.

               "DOCUMENTATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

               "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

               "DOMESTIC SUBSIDIARY" means any Subsidiary of Company that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

               "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (ii) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED that (1) such bank is acting through a branch or agency located in the United States or
(2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, mutual funds, finance companies and lease financing companies; PROVIDED that neither Company nor any Affiliate of Company shall be an Eligible Assignee.

               "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

               "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

               "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

               "EQUITY INVESTORS" means (i) LGP, the Initial LGP Investors, the Management Investors and other investors reasonably satisfactory to Administrative Agent and Syndication Agent, all of whom (except for certain persons who become Management Investors after the Closing Date) collectively purchased the Holdings Common Stock and the Holdings Preferred Stock on or before the Closing Date for the purpose of consummating the Merger and (ii) any Permitted Transferees.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

               "ERISA AFFILIATE", as applied to any Person, means: (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Subsidiary and with respect to liabilities arising after such period for which such Person or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

               "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Company Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Company Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Company Pension Plan (or any other Company Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under
Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Company Pension Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; PROVIDED that any event described in the foregoing clauses shall not be an ERISA Event unless it could reasonably be expected to result in a Direct Liability.

               "ESCROW AGENT" means Wells Fargo Bank, N.A.

               "ESCROW AGREEMENT" means the Escrow Agreement dated as of February 24, 2004 among Administrative Agent, Company and Escrow Agent, pursuant to which at least $7,261,497.55 is deposited with Escrow Agent as provided for in subsection 6.10 and which provides for release of such funds in connection with the making of Settlement Payments.

               "EURODOLLAR RATE" means, for any Interest Rate Determination Date, with respect to any Eurodollar Rate Loan for any Interest Period, the rate per annum obtained by DIVIDING (i) the rate per annum determined by Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rate for deposits in Dollars (as set forth by any service selected by Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; PROVIDED that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition the "Eurodollar Rate" shall be the interest rate per annum determined by Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period by (ii) a percentage equal to 100% MINUS the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D). Each determination by Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

               "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Eurodollar Rate as provided in subsection 2.2A.

               "EURODOLLAR RATE MARGIN" means the margin over the Eurodollar Rate used in determining the rate of interest of Eurodollar Rate Loans pursuant to subsection 2.2A.

               "EVENT OF DEFAULT" means each of the events set forth in Section
8.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

               "EXCHANGE RATE" means, on any date (as determined in the discretion of Administrative Agent) when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of Administrative Agent in the New York foreign exchange market for the sale of such currency in exchange for Dollars at 12:00 noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

               "EXISTING CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement dated as of September 27, 2002 between FTD, Florists' Transworld Delivery, Inc. and Harris Trust and Savings Bank, as Administrative Agent as amended prior to the Closing Date.

               "EXISTING LETTERS OF CREDIT" means those letters of credit set forth on SCHEDULE 7.4 annexed hereto.

               "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

               "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

               "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xii).

               "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Liens not prohibited pursuant to subsection 7.2A (excluding Liens described in clause (v) thereof)) and (ii) such Lien is the only Lien (other than Liens not prohibited pursuant to subsection 7.2A) to which such Collateral is subject.

               "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

               "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on June 30 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

               "FLOOD HAZARD PROPERTY" means a Closing Date Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

               "FOREIGN PLAN" means any employee benefit plan maintained by Company or any of its Subsidiaries that is mandated or governed by any law, rule or regulation of any Government Authority other than the United States of America, any state thereof or any other political subdivision thereof.

               "FOREIGN PLEDGE AGREEMENT" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date or from time to time thereafter in accordance with subsection 6.8 by Company or any Domestic Subsidiary that owns Capital Stock of one or more Foreign Subsidiaries organized in such country, in form and substance satisfactory to Administrative Agent, as such Foreign Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

               "FOREIGN SUBSIDIARY" means any Subsidiary of Company that is not a Domestic Subsidiary.

               "FTD" means FTD, Inc., a Delaware corporation; provided that, after the consummation of the Merger, FTD is referred to herein as Company.

               "FTD.COM" means FTD.COM Inc., a Delaware corporation.

               "FTD.COM SECURITIES LITIGATION" means the shareholder litigation entitled "In re FTD.Com Inc." filed with the Delaware Court of Chancery, New Castle County, Consolidated C.A. No. 19458-NC, consolidated on August 4, 2003.

               "FTD COMMON STOCK" means the capital stock of FTD outstanding at any date of determination prior to the Merger.

               "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

               "FUNDING AND PAYMENT ACCOUNT" means the account specified in the payment instructions appearing below Administrative Agent's signature herein or at the account designated as such in any other written notice delivered by Administrative Agent to Company and each Lender.

               "FUNDING AND PAYMENT OFFICE" means the office of Administrative Agent located at 11 Madison Avenue, New York, New York 10010 or such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

               "FUNDING DATE" means the date of the funding of a Loan.

               "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

               "GOVERNING BODY" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

               "GOVERNMENT AUTHORITY" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

               "GOVERNMENTAL AUTHORIZATION" means any permit, license, registration, authorization, plan, directive, consent, order or consent decree of or from, or notice to, any Government Authority.

               "GUARANTIES" means the Holdings Guaranty and the Subsidiary Guaranty.

               "HAZARDOUS MATERIALS" means: (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

               "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

               "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

               "HOLDINGS" means Mercury Man Holdings Corporation, a Delaware corporation.

               "HOLDINGS CERTIFICATE OF DESIGNATIONS" means the provisions of Holdings' Certificate of Designations, Preferences, Restrictions and Relative, Participating, Optional and Other Special Rights of the Holdings Senior Preferred Stock and the Holdings Junior Preferred Stock, and Qualifications, Limitations and Restrictions thereof relating to the Holdings Preferred Stock, in the form delivered to Administrative Agent and Lenders prior to their execution of this Agreement and as such provisions may be amended from time to time thereafter to the extent permitted under subsection 7.12A.

               "HOLDINGS COMMON STOCK" means the common stock of Holdings, par value $.01 per share.

               "HOLDINGS GUARANTY" means the Holdings Guaranty executed and delivered by Holdings on the Closing Date, substantially in the form of EXHIBIT XV annexed hereto, as such Holdings Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

               "HOLDINGS JUNIOR PREFERRED STOCK" means the 12% Junior Redeemable Exchangeable Cumulative Preferred Stock of Holdings, par value $.01 per share, with a liquidation preference of $1,000 per share and with the other terms and conditions set forth in the Holdings Certificate of Designations.

               "HOLDINGS PREFERRED STOCK" means the Holdings Junior Preferred Stock and the Holdings Senior Preferred Stock.

               "HOLDINGS SENIOR PREFERRED STOCK" means the 14% Senior Redeemable Exchangeable Cumulative Preferred Stock of Holdings, par value $.01 per share, with a liquidation preference of $1,000 per share and with the other terms and conditions set forth in the Holdings Certificate of Designations.

               "INCREMENTAL LOANS" means up to $50,000,000 in aggregate principal amount of Loans (plus any amounts paid in kind or otherwise accreted to the original principal amount to satisfy interest obligations) permitted by subsection 7.1(x) of this Agreement, which shall provide for no offers to purchase, prepayments, amortization, redemptions or repayments except on a pro rata basis with, and on the same (or later) dates as required with respect to, the Term Loans made under this Agreement.

               "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) Synthetic Lease Obligations, and (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

               "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection 10.3.

               "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

               "INITIAL LGP INVESTOR" means any co-investor of LGP that purchased Holdings Common Stock or Holdings Preferred Stock on or before the Closing Date for the purpose of consummating the Merger; PROVIDED, that LGP may hold such co-investor's Holdings Common Stock or Holdings Preferred Stock.

               "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries.

               "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the last Business Day of each of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; PROVIDED that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or a multiple thereof, after the commencement of such Interest Period.

               "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

               "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

               "INTEREST RATE DETERMINATION DATE", with respect to any Interest Period, means the second Business Day prior to the first day of such Interest Period.

               "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

               "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by Company or any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements; PROVIDED, however, that Investment shall not include prepaid expenses of any Person incurred and prepaid in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment PLUS the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, the original principal amount of any such Investment).

               "IP COLLATERAL" means, collectively, the Intellectual Property that constitutes Collateral under the Security Agreement.

               "ISSUING LENDER", with respect to any Letter of Credit, means the Revolving Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii) or, with respect to the Existing Letters of Credit, Standard Federal Bank N.A.

               "JOINT LEAD ARRANGERS" means, collectively, CSFB and UBS Securities LLC.

               "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

               "LEASEHOLD PROPERTY" means any leasehold interest of any Loan Party (other than a Foreign Subsidiary) as lessee under any lease of real property.

               "LENDER" and "LENDERS" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; PROVIDED that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

               "LETTER OF CREDIT" or "LETTERS OF CREDIT" means (i) Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1 and (ii) the Existing Letters of Credit.

               "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Company. For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence that is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

               "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

               "LGP" means Leonard Green & Partners, L.P. and Affiliates thereof.

               "LGP MANAGEMENT AGREEMENT" means that certain Management Services Agreement, dated as of February 24, 2004, by and among FTD, FTD.COM, Florists' Transworld Delivery, Inc., a Michigan corporation, FTD International Corporation, a Delaware corporation, Value Network Service, Inc., a Delaware corporation, FTD Holdings Incorporated, a Delaware corporation, Renaissance Greeting Cards, Inc., a Maine corporation, Flowers USA, Inc., a Connecticut corporation and Leonard Green & Partners, L.P., a Delaware limited partnership.

               "LOAN" or "LOANS" means one or more of the Term Loans, Incremental Loans, Revolving Loans or Swing Line Loans or any combination thereof.

               "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties, the Collateral Documents, and all amendments, waivers and consents relating thereto.

               "LOAN PARTY" means each of Holdings, Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

               "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

               "MANAGEMENT CONTRIBUTION AND SUBSCRIPTION AGREEMENTS" means the Contribution and Subscription Agreements dated as of the Closing Date between Holdings and those Management Investors exchanging Old Management Shares for Holdings Common Stock or Holdings Preferred Stock, and/or purchasing Holdings Common Stock or Holdings Preferred Stock, in each case in the form delivered to Administrative Agent prior to its execution of this Agreement and as such agreements may be amended from time to time thereafter to the extent permitted under subsection 7.12A.

               "MANAGEMENT INVESTORS" means members of management of FTD who are or will be investors in Holdings.

               "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole or
(ii) the material impairment of the ability of the Loan Parties, taken as a whole, to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

               "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

               "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the business operations of Company or any of its Subsidiaries.

               "MATERIAL SUBSIDIARY" means each Subsidiary of Company now existing or hereafter acquired or formed by Company that, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 5% of the consolidated revenues of Company and its Subsidiaries or (ii) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of Company and its Subsidiaries.

               "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT" has the meaning assigned to that term in subsection 7.8.

               "MERGER" means the merger of Merger Sub with and into FTD in accordance with the terms of the Merger Agreement and the Certificate of Merger, with FTD being the surviving corporation.

               "MERGER AGREEMENT" means that certain Agreement and Plan of Merger by and among FTD, Holdings and Merger Sub, dated as of October 5, 2003, in the form delivered to Administrative Agent and Lenders prior to their execution of this Agreement and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.12A.

               "MERGER FINANCING REQUIREMENTS" means the aggregate of all amounts necessary (i) to finance the payment of the consideration payable under the Merger Agreement in respect of shares of Public FTD Common Stock that are to be cancelled and retired pursuant to the Merger Agreement (including payments made to dissenting shareholders of FTD), (ii) to finance the payment of the consideration payable under the Merger Agreement in respect of the outstanding options to purchase FTD Common Stock that are to be cancelled pursuant to the Merger Agreement, (iii) to refinance all Indebtedness and other amounts outstanding under the Existing Credit Agreement, (iv) to refinance certain other Indebtedness of FTD outstanding on the Closing Date and (v) to pay Transaction Costs.

               "MERGER SUB" has the meaning assigned to that term in the introduction to this Agreement.

               "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of EXHIBIT XVII annexed hereto or in such other form as may be approved by Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "MORTGAGES" means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

               "MULTIEMPLOYER PLAN" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

               "NET ASSET SALE PROCEEDS", with respect to any Asset Sale, means Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably paid or estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale, (ii) legal, consulting or other fees incurred or sales or use taxes paid or payable in connection with such Asset Sale and (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is (a) secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (b) actually paid to a Person that is not an Affiliate of any Loan Party or of any Affiliate of a Loan Party; PROVIDED, however, that Net Asset Sale proceeds shall not include any Cash payments received from any Asset Sale by a Foreign Subsidiary unless such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material tax liability to Company.

               "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Company or any of its Domestic Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any taxes paid or payable and actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof, and, in each case, only to the extent such Cash payments or proceeds, net of the foregoing documented costs, exceed $1,000,000. For the avoidance of doubt, Settlement Insurance Proceeds are not Net Insurance/Condemnation Proceeds for the purposes of this Agreement.

               "NET SECURITIES PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses and taxes paid or payable) from the (i) issuance of Capital Stock of or incurrence of Indebtedness by Holdings, Company or any of its Subsidiaries; PROVIDED that Net Securities Proceeds shall not include proceeds received in connection with the issuance of Capital Stock of Holdings (a) in a Public Offering of Stock (including preferred stock of Holdings for purposes of this definition) in which the aggregate gross proceeds to Holdings are less than $50,000,000, or (b) in a Private Placement of Stock in which the aggregate gross proceeds to Holdings are less than $25,000,000 and (ii) capital contributions made by a holder of Capital Stock of Holdings. Net Securities Proceeds shall not include (a) any capital contribution by Holdings, Company or any Subsidiary of either or (b) the proceeds of the issuance or sale of any Capital Stock of a Subsidiary of Company, in each case, to Company or another Subsidiary of Company.

               "NET YIELD" has the meaning set forth in subsection 2.2H.

               "NON-PUBLIC FTD COMMON STOCK" means all FTD Common Stock owned by FTD, any of FTD's Subsidiaries and Holdings.

               "NON-US LENDER" means a Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof.

               "NOTES" means one or more of the Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

               "NOTICE OF BORROWING" means a notice substantially in the form of
EXHIBIT I annexed hereto.

               "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto.

               "NOTICE OF PREPAYMENT" means a notice substantially in the form of EXHIBIT XVI annexed hereto.

               "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise, including post-petition interest on such amounts accruing subsequent to, and interest that would have accrued but for the commencement of a proceeding under the Bankruptcy Code (whether or not such interest is allowed as a claim in such proceeding).

               "OFFICER" means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

               "OFFICER'S CERTIFICATE", as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

               "OLD MANAGEMENT SHARES" means shares of FTD Common Stock held by Management Investors.

               "OPERATING LEASE", as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

               "ORGANIZATIONAL DOCUMENTS" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

               "PARTICIPANT" means a purchaser of a participation in the rights and obligations under this Agreement pursuant to subsection 10.1C.

               "PATRIOT ACT" means the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act) Act of 2001.

               "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

               "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA, and, for purposes of subsection 8.10, any Foreign Plan.

               "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien imposed by a Government Authority in connection with any Foreign Plan, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

               (i) Liens for taxes, fees, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

               (ii) statutory Liens of landlords, Liens of collecting banks under the UCC on items in the course of collection, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 10 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any material portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any material portion of the Collateral on account of such Lien;

               (iii) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of statutory obligations, bids, leases, government contracts, trade contracts, and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any material portion of the Collateral on account thereof;

               (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

               (v) licenses (with respect to Intellectual Property and other property), leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

               (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

               (vii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (b), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

               (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

               (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

               (xi)    Liens granted pursuant to the Collateral Documents;

               (xii) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries;

               (xiii) Liens incurred in the ordinary course of business on Securities to secure repurchase and reverse repurchase obligations in respect of such Securities; and

               (xiv) exceptions to title disclosed by a title policy, preliminary title report or certificate of title delivered to and approved by Administrative Agent other than Liens securing Indebtedness prohibited by subsection 7.1 or Contingent Obligations prohibited by subsection 7.4.

               "PERMITTED TRANSFEREES" means, with respect to any Person, (i) any Affiliate of such Person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general and limited partners of which, include only such Person or his or her spouse or lineal descendants, in each case to whom such Person has transferred the beneficial ownership of any Securities of Holdings (or a parent entity thereof).

               "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

               "PLEDGED COLLATERAL" means, collectively, the "Pledged Collateral" as defined in the Security Agreement and any Foreign Pledge Agreement.

               "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

               "PRICING CERTIFICATE" means an Officer's Certificate of Company certifying the Consolidated Leverage Ratio as at the last day of any Fiscal Quarter and setting forth the calculation of such Consolidated Leverage Ratio in reasonable detail, which Officer's Certificate may be delivered to Administrative Agent at any time on or after the date of delivery by Company of the Compliance Certificate with respect to the period ending on the last day of such Fiscal Quarter.

               "PRIME RATE" means the rate that CSFB announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CSFB or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

               "PRIVATE PLACEMENT OF STOCK" means the closing of an issuance of Capital Stock by Holdings pursuant an exemption to the registration requirements under the Securities Act.

               "PROCEEDINGS" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

               "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by DIVIDING (x) the Term Loan Exposure of that Lender BY (y) the aggregate Term Loan Exposure of all Lenders,
(ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein deemed purchased by any Lender or any assignments of any Swing Line Loans deemed purchased by any Lender, the percentage obtained by DIVIDING (x) the Revolving Loan Exposure of that Lender BY (y) the aggregate Revolving Loan Exposure of all Lenders, and
(iii) for all other purposes with respect to each Lender, the percentage obtained by DIVIDING (x) the sum of the Term Loan Exposure of that Lender PLUS the Revolving Loan Exposure of that Lender BY (y) the sum of the aggregate Term Loan Exposure of all Lenders PLUS the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in SCHEDULE 2.1 annexed hereto.

               "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the reasonable opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

               "PUBLIC FTD COMMON STOCK" means all FTD Common Stock except Non-Public FTD Common Stock.

               "PUBLIC OFFERING OF STOCK" means the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of shares of Holdings' common stock.

               "QUALIFIED PUBLIC OFFERING" means the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of shares of Holdings' common stock (or the common stock of an entity that directly owns 50% or more of the Voting Stock of Holdings) at a public offering price (before deduction of underwriters' discounts and commissions) resulting in aggregate gross proceeds of at least $50,000,000.

               "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Loan Party (other than any Foreign Subsidiary) in any real property.

               "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(iii).

               "REGISTER" has the meaning assigned to that term in subsection 2.1D.

               "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

               "RELATED AGREEMENTS" means, collectively, the Merger Agreement, the Certificate of Merger, the Holdings Certificate of Designations, the Management Contribution and Subscription Agreements, the Stockholders Agreement and the Subordinated Note Indenture.

               "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

               "REQUEST FOR ISSUANCE" means a request substantially in the form of EXHIBIT III annexed hereto.

               "REQUISITE CLASS LENDERS" means, at any time of determination (i) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders and (ii) for the Class of Lenders having Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Term Loan Exposure of all Lenders.

               "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders PLUS the aggregate Revolving Loan Exposure of all Lenders.

               "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company or Holdings now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company or Holdings now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company or Holdings now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness. For the avoidance of doubt, the term "Restricted Junior Payment" does not include payments made pursuant to the LGP Management Agreement.

               "REVOLVING LENDER" means a Lender that has a Revolving Loan Commitment and/or that has an outstanding Revolving Loan.

               "REVOLVING LOAN COMMITMENT" means the commitment of a Revolving Lender to make Revolving Loans to Company pursuant to subsection 2.1A(ii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Revolving Lenders in the aggregate.

               "REVOLVING LOAN COMMITMENT AMOUNT" means, at any date, the aggregate amount of the Revolving Loan Commitments of all Revolving Lenders.

               "REVOLVING LOAN COMMITMENT TERMINATION DATE" means February 24, 2009.

               "REVOLVING LOAN COMMITMENT UTILIZATION PERCENTAGE" means the percentage obtained by DIVIDING (a) the Total Utilization of Revolving Loan Commitments as at any date of

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

determination MINUS the aggregate principal amount of all outstanding Swing Line Loans as of such date BY (b) the Revolving Loan Commitments as of such date.

               "REVOLVING LOAN EXPOSURE", with respect to any Revolving Lender, means, as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, the amount of that Lender's Revolving Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender PLUS (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit PLUS (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any assignments thereof deemed purchased by other Revolving Lenders) PLUS (e) the aggregate amount of all assignments deemed purchased by that Lender in any outstanding Swing Line Loans.

               "REVOLVING LOANS" means the Loans made by Revolving Lenders to Company pursuant to subsection 2.1A(ii).

               "REVOLVING NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Revolving Loans of any Revolving Lenders, substantially in the form of EXHIBIT VI annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

               "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

               "SECURITIES ACCOUNT" means an account to which a financial asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the financial asset.

               "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

               "SECURITY AGREEMENT" means the Security Agreement executed and delivered on the Closing Date, substantially in the form of EXHIBIT XIV annexed hereto, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

               "SETTLEMENT CONTRIBUTION" has the meaning set forth in subsection 6.10.

               "SETTLEMENT INSURANCE PROCEEDS" means the amount of cash insurance proceeds and other awards or recoveries received after the Closing Date by Company in connection with the settlement of the FTD.COM Securities Litigation or in connection with the litigation related to the insurance coverage associated therewith.

               "SETTLEMENT PAYMENTS" means cash payments made on or after the Closing Date to settle the FTD.COM Securities Litigation.

               "SOLVENT", with respect to any Person, means that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry and (vi) other lawful corporate purposes of Company or any of its Subsidiaries; PROVIDED that with respect to this subclause (vi) the relevant Issuing Lender and Administrative Agent consent to the issuance of such standby letter of credit.

               "STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement, dated February 24, 2004, by and among Holdings, Green Equity Investors IV, L.P., FTD Co-Investment LLC, Robert L. Norton, Jon R. Burney, Ann
M. Hofferberth, Lawrence W. Johnson, George T. Kanganis, Timothy D. Meline, Daniel W. Smith, William J. Van Cleave, Carrie A. Wolfe and the other parties thereto, as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.12A.

               "SUBORDINATED INDEBTEDNESS" means (i) the Subordinated Notes and
(ii) any Indebtedness of Company incurred from time to time and subordinated in right of payment to the Obligations.

               "SUBORDINATED NOTE INDENTURE" means the indenture or indentures, pursuant to which the Subordinated Notes are issued, as such indenture or indentures may be amended from time to time to the extent permitted under subsection 7.12B.

               "SUBORDINATED NOTES" means the $175,000,000 in aggregate principal amount of 7.75% Senior Subordinated Notes due 2014 of Company issued pursuant to the Subordinated Note Indenture, notes on identical terms issued in exchange therefor and notes issued in addition thereto pursuant to subsection 7.1(xi).

               "SUBSIDIARY", with respect to any Person, means any corporation, partnership, trust, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

               "SUBSIDIARY GUARANTOR" means any Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

               "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by existing Domestic Subsidiaries of Company on the Closing Date and to be executed and delivered by additional Subsidiaries of Company from time to time thereafter in accordance with subsection 6.8, substantially in the form of
EXHIBIT XIII annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

               "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1B.

               "SWING LINE FUNDING AND PAYMENT OFFICE" means the office of Swing Line Lender located at 11 Madison Avenue, New York, New York 10010 or such other offices of Swing Line Lender as may from time to time be hereafter designated as such in a written notice delivered by Swing Line Lender to Company and each other Lender.

               "SWING LINE LENDER" means CSFB, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

               "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iii).

               "SWING LINE LOANS" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(iii).

               "SWING LINE NOTE" means any promissory note of Company issued pursuant to subsection 2.1E to evidence the Swing Line Loans of Swing Line Lender, substantially in the form of EXHIBIT VII annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

               "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

               "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

               "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, imposed by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded (i) taxes that are imposed on the overall net income or net profits (including franchise taxes imposed in lieu thereof) (a) by the United States, (b) by any other Government Authority under the laws of which such Lender is organized or has its principal office or maintains its applicable lending office, or (c) by any jurisdiction solely as a result of a present or former connection between such Lender and such jurisdiction (other than any such connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents), and (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Lender is located.

               "TERM LOAN COMMITMENT" means the commitment of a Lender to make a Term Loan to Company pursuant to subsection 2.1A(i), and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

               "TERM LOAN EXPOSURE", with respect to any Lender, means, as of any date of determination (i) prior to the funding of the Term Loans, the amount of that Lender's Term Loan Commitment, and (ii), after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

               "TERM LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i).

               "TERM NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Term Loans of any Lenders, substantially in the form of EXHIBIT IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

               "TITLE COMPANY" means one or more title insurance companies reasonably satisfactory to Administrative Agent.

               "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans PLUS (ii) the aggregate principal amount of all outstanding Swing Line Loans PLUS (iii) the Letter of Credit Usage.

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

               "TRANSACTION COSTS" means the fees, costs and expenses payable by Company in connection with the transactions contemplated by the Loan Documents and the Related Agreements.

               "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

               "VOTING STOCK" means (a) with respect to a corporation, the stock of such corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the Governing Body of such corporation, (b) with respect to a partnership, the partnership units of such partnership the holders of which are ordinarily, in the absence of contingencies, entitled to select or remove the general partner or otherwise direct the management of the partnership, and (c) with respect to a limited liability company, the membership interests of such limited liability company the holders of which are ordinarily, in the absence of contingencies, entitled to elect the Governing Body of the limited liability company.

       1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

               Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (ii), (iii) and (xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Except as otherwise expressly provided in this Agreement, calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection
5.3. If Company elects to change its accounting practices during the term of this Agreement, or if at any time any change occurs in GAAP, which change, in either case, would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Company, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in accounting practices or GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements provided for in subsection 6.1(v).

       1.3     OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

               A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

               B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

               C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

     2.1       COMMITMENTS; MAKING OF LOANS; THE REGISTER; OPTIONAL NOTES.

               A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans as described in subsections 2.1A(i) and 2.1A(ii) and Swing Line Lender hereby agrees to make the Swing Line Loans as described in subsection 2.1A(iii).

               (i) TERM LOANS. Each Lender that has a Term Loan Commitment severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term Loan Commitment will be set forth in an allocation letter delivered to such Lender by Administrative Agent and the aggregate amount of the Term Loan Commitments is $85,000,000; PROVIDED that the Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Term Loan Commitment shall expire immediately and without further action on April 15, 2004 if the Term Loans are not made on or before that date. Company may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

               (ii) REVOLVING LOANS. Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving Lender's Revolving Loan Commitment will be set forth in an allocation letter delivered to such Lender by Administrative Agent and the aggregate original amount of the Revolving Loan Commitments is $50,000,000; PROVIDED that the Revolving Loan Commitments of Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; PROVIDED that each Revolving Lender's Revolving Loan Commitment shall expire immediately and without further action on April 15, 2004 if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

     Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

               (iii)   SWING LINE LOANS.

                       (a) GENERAL PROVISIONS. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $5,000,000; PROVIDED that any reduction of the Revolving Loan Commitment Amount made pursuant to subsection 2.4 that reduces the Revolving Loan Commitment Amount to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the amount of the Swing Line Loan Commitment to the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; PROVIDED that the Swing Line Loan Commitment shall expire immediately and without further action on April 15, 2004 if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

     Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitment Amount then in effect.

                       (b) SWING LINE LOAN PREPAYMENT WITH PROCEEDS OF REVOLVING LOANS. With respect to any Swing Line Loans that have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 10:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given. Company hereby authorizes the giving of any such notice and the making of any such Revolving Loans. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in any bankruptcy proceeding, in any assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

                       (c) SWING LINE LOAN ASSIGNMENTS. On the Funding Date of each Swing Line Loan, each Revolving Lender shall be deemed to, and hereby agrees to, purchase an assignment of such Swing Line Loan in an amount equal to its Pro Rata Share. If for any reason
               (1) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (2) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, upon notice from Swing Line Lender as provided below, each Revolving Lender shall fund the purchase of such assignment in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (2), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender to Administrative Agent, who shall promptly notify the Revolving Lenders, each Revolving Lender shall deliver to Administrative Agent for the benefit of Swing Line Lender such amount in same day funds at the Funding and Payment Account. Without limiting the effect of the deemed assignment described in the preceding sentence, in order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each Revolving Lender agrees to enter into an Assignment Agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Revolving Lender fails to make available to Swing Line Lender any amount as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased assignments as provided in this paragraph, Swing Line Lender shall promptly remit such payment to Administrative Agent for distribution to each such other Revolving Lender its Pro Rata Share of such payment.

                       (d) REVOLVING LENDERS' OBLIGATIONS. Anything contained herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to subsection 2.1A(iii)(b) and each Revolving Lender's obligation to purchase an assignment of any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (2) the occurrence or continuation of an Event of Default or a Potential Event of Default; (3) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (4) any breach of this Agreement or any other Loan Document by any party thereto; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that such obligations of each Revolving Lender are subject to the condition that (x) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or
               (y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

               B. BORROWING MECHANICS. Term Loans or Revolving Loans made as Base Rate Loans on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iii) or Revolving Loans made pursuant to subsection 3.3B) shall be in an aggregate minimum amount of $1,000,000 and multiples of $100,000 in excess of that amount. Term Loans or Revolving Loans made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $2,000,000 and multiples of $100,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent a duly executed Notice of Borrowing no later than 11:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Swing Line Lender at the Swing Line Funding and Payment Office a duly executed Notice of Borrowing no later than 12:00 Noon (New York City time) on the proposed Funding Date. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering a Notice of Borrowing, Company may give Administrative Agent (or in the case of Swing Line Loans, Swing Line Lender and Administrative Agent), as applicable, telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Borrowing to Administrative Agent (or Swing Line Lender in the case of Swing Line Loans) on or before the applicable Funding Date.

               Neither Administrative Agent nor any Lender (including Swing Line Lender) shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent (or Swing Line Lender, as applicable) believes in good faith to have been given by an Officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B or under subsection 2.2D, and upon funding of Loans by Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to subsection 2.2D, in each case in accordance with this Agreement, pursuant to any such telephonic notice Company shall have effected Loans or a conversion or continuation, as the case may be, hereunder.

               Company shall notify Administrative Agent (or in the case of Swing Line Loans, Swing Line Lender and Administrative Agent) prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

               Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable and Company shall be bound to make a borrowing in accordance therewith.

               C. DISBURSEMENT OF FUNDS. All Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested or Pro Rata Share of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.

               Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender for that type of Loan (other than Swing Line Lender in the case of a Swing Line Loan borrowing) of the proposed borrowing. Each such Lender (other than Swing Line Lender) shall make the amount of its Loan available to Administrative Agent at the Funding and Payment Office not later than 1:00 P.M. (New York City time) on the applicable Funding Date in same day funds in Dollars, at the Funding and Payment Office. Swing Line Lender shall make the amount of its Loan available directly to Company as provided below. Except as provided in subsection 2.1A(iii) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and
4.2 (in the case of all Loans), Administrative Agent or Swing Line Lender, as the case may be, shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or to be disbursed by Swing Line Lender, as applicable, to be credited to the account designated by Company in the applicable Notice of Borrowing.

               Unless Administrative Agent shall have been notified by any Lender prior to a Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

               D. THE REGISTER. Administrative Agent, acting for these purposes solely as an agent of Company (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 10.3), shall maintain (and make available for inspection by Company and Lenders upon reasonable prior notice at reasonable times) at its address referred to in subsection 10.8 a register for the recordation of, and shall record, the names and addresses of Lenders and the Term Loan Commitment, Revolving Loan Commitment, Swing Line Loan Commitment, Term Loan, Revolving Loans and Swing Line Loans of each Lender from time to time (the "REGISTER"). Company, Administrative Agent and Lenders shall, absent manifest error, deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Company, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender's records. Failure to make any recordation in the Register or in any Lender's records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

               E. OPTIONAL NOTES. If so requested by any Lender by written notice to Company at least two Business Days prior to the Closing Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Term Loan, Revolving Loans or Swing Line Loans, substantially in the form of
EXHIBIT IV, EXHIBIT VI or EXHIBIT VII annexed hereto, respectively, with appropriate insertions.

     2.2       INTEREST ON THE LOANS.

               A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Eurodollar Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B (subject to the last sentence of subsection 2.1B), and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D (subject to the last sentence of subsection 2.1B). If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

               (i) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Term Loans shall bear interest through maturity as follows:

                       (a) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Base Rate Margin set forth in the table below opposite the applicable Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv); or

                       (b) if a Eurodollar Rate Loan, then at the sum of the Eurodollar Rate PLUS the Eurodollar Rate Margin set forth in the table below opposite the applicable Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv):

                         Consolidated      Eurodollar Rate         Base
                        Leverage Ratio         Margin           Rate Margin
                        --------------     ---------------      -----------
     Greater than
     or equal to           4.00:1.00           2.75%               1.75%

     Less than             4.00:1.00           2.50%               1.50%

     PROVIDED that, for the first six months after the Closing Date, the applicable margin for Term Loans that are Eurodollar Rate Loans shall be 2.75% per annum and the applicable margin for Term Loans that are Base Rate Loans shall be 1.75% per annum.

               (ii) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Revolving Loans shall bear interest through maturity as follows:

                       (a) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Base Rate Margin set forth in the table below opposite the applicable Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv); or

                       (b) if a Eurodollar Rate Loan, then at the sum of the Eurodollar Rate PLUS the Eurodollar Rate Margin set forth in the table below opposite the applicable Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv):

                         Consolidated      Eurodollar Rate         Base
                        Leverage Ratio          Margin          Rate Margin
                        --------------     ---------------      -----------
     Greater than
     or equal to           4.50:1.00            2.75%              1.75%

     Greater than
     or equal to           4.00:1.00
     but less than         4.50:1.00            2.50%              1.50%

     Greater than
     or equal to           3.50:1.00
     but less than         4.00:1.00            2.25%              1.25%

     Greater than
     or equal to           3.00:1.00
     but less than         3.50:1.00            2.00%              1.00%

     Less than             3.00:1.00            1.75%              0.75%


     PROVIDED that, for the first six months after the Closing Date, the applicable margin for Revolving Loans that are Eurodollar Rate Loans shall be 2.75% per annum and the applicable margin for Revolving Loans that are Base Rate Loans shall be 1.75% per annum.

               (iii) Upon delivery of the Pricing Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the Base Rate Margin and the Eurodollar Rate Margin for Revolving Loans and Term Loans shall automatically be adjusted in accordance with such Pricing Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Pricing Certificate (subject to the provisions of the foregoing clauses (i) and (ii)); PROVIDED that, if at any time a Pricing Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Pricing Certificate was required to be delivered until the Business Day next succeeding delivery of such Pricing Certificate, the applicable margins shall be the maximum percentage amount for the relevant Loan set forth above.

               (iv) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate PLUS the applicable Base Rate Margin for Revolving Loans.

               B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; PROVIDED that:

               (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

               (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

               (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

               (v) no Interest Period with respect to any portion of the Term Loans shall extend beyond February 28, 2011 and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

               (vi) no Interest Period with respect to any type of Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of such type of Term Loans, unless the sum of (a) the aggregate principal amount of such type of Term Loans that are Base Rate Loans PLUS (b) the aggregate principal amount of such type of Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such type of Term Loans on such date;

               (vii) there shall be no more than ten Interest Periods outstanding at any time; and

               (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

               C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); PROVIDED that in the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

               D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $2,000,000 and multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $2,000,000 and multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan; PROVIDED, HOWEVER, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

               Company shall deliver a duly executed Notice of Conversion/Continuation to Administrative Agent no later than 11:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). In lieu of delivering a Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Administrative Agent shall notify each Lender of any Loan subject to any Notice of Conversion/Continuation.

               Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable and Company shall be bound to effect a conversion or continuation in accordance therewith.

               E. DEFAULT RATE. Upon the occurrence and during the continuance of any Event of Default resulting from the failure to pay when due, whether at stated maturity, by notice of prepayment, by acceleration or otherwise, any principal payments on the Loans, any interest payments thereon or any fees and other amounts due and payable hereunder, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, such interest payments and fees and other amounts shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); PROVIDED that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

               F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

               G. MAXIMUM RATE. Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by Company with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

               H. INTEREST RATE ON INCREMENTAL LOANS. In the event that the Net Yield applicable to the Incremental Loans is 0.50% per annum or more in excess of the per annum rate of interest applicable to the Term Loans that are Eurodollar Rate Loans pursuant to subsection 2.2A, then (x) the per annum rate of interest for all Term Loans that are Eurodollar Rate Loans shall automatically be increased to any extent required so that the per annum rate of interest for all Term Loans that are Eurodollar Rate Loans is equal to the per annum rate of interest for the Incremental Loans, and (y) the per annum rate of interest for all Term Loans that are Eurodollar Rate Loans shall automatically be increased to any extent required so that the per annum rate of interest for all Term Loans that are Eurodollar Rate Loans is equal to the Net Yield for the Incremental Loans, in each case without any action or consent of Company, Administrative Agent or any Lender. In no event will the per annum rate of interest in respect of Term Loans that are Eurodollar Rate Loans be 0.50% per annum or more below the per annum rate of interest in respect of the Incremental Loans. Upon any increase in the rate of interest in respect of the Term Loans that are Eurodollar Rate Loans pursuant to this subsection 2.2H, the rate of interest applicable to Term Loans that are Base Rate Loans shall increase by the number of basis points equal to such basis point increase in the interest in respect of Term Loans that are Eurodollar Rate Loans. "Net Yield" for purposes of Loans constituting Incremental Loans shall mean the sum of (a) the per annum rate of interest applicable to such Loans at the date such Incremental Loans are incurred plus (b) any original issue discount offered to lenders in respect of such Incremental Loans amortized equally over the period from the date such Incremental Loans are incurred to the maturity date applicable to such Incremental Loans; PROVIDED, that such original issue discount shall not be amortized over a period of greater than three years.

     2.3       FEES.

               A. COMMITMENT FEES. Company agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the excess of the Revolving Loan Commitment Amount on each day during such period over the sum of (i) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) on such day PLUS (ii) the Letter of Credit Usage on such day MULTIPLIED BY a rate per annum equal to the percentage set forth in the table below opposite the Revolving Loan Commitment Utilization Percentage for such day:

               Revolving Loan Commitment         Commitment
                Utilization Percentage         Fee Percentage
            ------------------------------    ----------------
            less than or equal to 33%              0.625%

            greater than 33% but less than
            or equal to 67%                         0.50%

            greater than 67%                       0.375%

such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

               B. OTHER FEES. Company agrees to pay to Administrative Agent and the Syndication Agent such fees in the amounts and at the times separately agreed upon between Company, Administrative Agent and the Syndication Agent.

     2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER GUARANTIES.

               A. SCHEDULED PAYMENTS OF TERM LOANS. Company shall make principal payments on the Term Loans in installments on the dates and in the amounts set forth below:


                                DATE                 SCHEDULED REPAYMENT
                       -----------------------     ------------------------
                         May 31, 2004                  $      212,500
                         August 31, 2004               $      212,500
                         November 30, 2004             $      212,500

                         February 28, 2005             $      212,500
                         May 31, 2005                  $      212,500
                         August 31, 2005               $      212,500
                         November 30, 2005             $      212,500

                         February 28, 2006             $      212,500
                         May 31, 2006                  $      212,500
                         August 31, 2006               $      212,500
                         November 30, 2006             $      212,500

                         February 28, 2007             $      212,500
                         May 31, 2007                  $      212,500
                         August 31, 2007               $      212,500
                         November 30, 2007             $      212,500

                         February 29, 2008             $      212,500
                         May 31, 2008                  $      212,500
                         August 31, 2008               $      212,500
                         November 30, 2008             $      212,500

                         February 28, 2009             $      212,500
                         May 31, 2009                  $      212,500
                         August 31, 2009               $      212,500
                         November 30, 2009             $      212,500

                         February 28, 2010             $      212,500
                         May 31, 2010                  $      212,500
                         August 31, 2010               $      212,500
                         November 30, 2010             $      212,500

                         February 28, 2011             $   79,262,500

                               TOTAL                   $   85,000,000

; PROVIDED that the scheduled installments of principal of the Term Loan set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and PROVIDED, FURTHER that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than

February 28, 2011, and the final installment payable by Company in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Term Loans.

               B.      PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

               (i) VOLUNTARY PREPAYMENTS. Company may, upon delivery of a Notice of Prepayment to Administrative Agent or upon telephonic notice to Administrative Agent promptly confirmed in writing by delivery of a Notice of Prepayment, on or prior to 11:00 A.M. (New York City time) on the date of prepayment, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount. Company may, upon not less than one Business Day's prior written notice by delivery of a Notice of Prepayment or telephonic notice promptly confirmed in writing by delivery of a Notice of Prepayment, in the case of Base Rate Loans, and three Business Days' prior written notice by delivery of a Notice of Prepayment or telephonic notice promptly confirmed in writing by delivery of a Notice of Prepayment, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 11:00 A.M. (New York City time) on the date required (who will promptly notify each Lender whose Loans are to be prepaid of such prepayment), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and multiples of $100,000 in excess of that amount; PROVIDED, HOWEVER, that a Eurodollar Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto unless Company compensates Lenders for all breakage costs resulting from such payment or conversion pursuant to subsection 2.6D. Any written or telephonic notice of voluntary prepayment delivered pursuant to this subsection 2.4B(i) shall be irrevocable and once such notice of prepayment has been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

               (ii) VOLUNTARY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. Company may, upon not less than three Business Days' prior written notice by delivery of a Notice of Prepayment to Administrative Agent or upon telephonic notice promptly confirmed in writing by the delivery of a Notice of Prepayment to Administrative Agent or upon such lesser number of days' prior written or telephonic notice, as determined by Administrative Agent in its sole discretion, at any time and from time to time, terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitment Amount exceeds the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Revolving Loan Commitment Amount shall be in an aggregate minimum amount of $3,000,000 and multiples of $1,000,000 in excess of that amount. Company's notice to Administrative Agent (who will promptly notify each Revolving Lender of such notice) shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction shall be effective on the date specified in Company's notice and shall reduce the amount of the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitment Amount shall be applied as specified in subsection 2.4B(iv). All written or telephonic notices of termination or reduction of the Revolving Loan Commitments delivered pursuant to this subsection 2.4B(ii) shall be irrevocable and Company shall be bound to the termination or reduction of the Revolving Loan Commitments referenced in such notice.

               (iii) MANDATORY PREPAYMENTS AND MANDATORY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. The Loans shall be prepaid and/or the Revolving Loan Commitment Amount shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv) and subsection 2.4D and shall be made after delivery of the notice required by subsection 2.4B(iii)(f):

                       (a) PREPAYMENTS AND REDUCTIONS FROM NET ASSET SALE PROCEEDS. No later than the fifth Business Day following the date of receipt by Company or any of its Domestic Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall either (1) prepay the Loans and/or the Revolving Loan Commitment Amount shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds or (2), so long as no Event of Default shall have occurred and be continuing and to the extent that aggregate Net Asset Sale Proceeds for the Fiscal Year in which such proceeds are received do not exceed $10,000,000 deliver to Administrative Agent an Officer's Certificate setting forth (x) that portion of such Net Asset Sale Proceeds that Company or such Subsidiary intends to reinvest in equipment or other productive assets of the general type used in the business of Company and its Subsidiaries within 270 days of such date of receipt and (y) the proposed use of such portion of the Net Asset Sale Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such portion to such reinvestment purposes; PROVIDED, HOWEVER, that, pending such reinvestment, such portion of the Net Asset Sale Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in Revolving Loan Commitment Amount) to the full extent thereof. In addition, Company shall, no later than 270 days after receipt of such Net Asset Sale Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans (and/or the Revolving Loan Commitment Amount shall be permanently reduced) in the full amount of all such Net Asset Sale Proceeds.

                       (b)  PREPAYMENTS AND REDUCTIONS FROM NET
               INSURANCE/CONDEMNATION PROCEEDS. No later than the fifth Business Day following the date of receipt by Administrative Agent or by Company or any of its Domestic Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitment Amount pursuant to the provisions of subsection 6.4C, Company shall prepay the Loans and/or the

               Revolving Loan Commitment Amount shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

                       (c) PREPAYMENTS AND REDUCTIONS DUE TO ISSUANCE OF EQUITY SECURITIES. Not later than the third Business Day following the date of receipt of the Net Securities Proceeds from the issuance of any Capital Stock of Company or of Holdings or of any Domestic Subsidiary of Company, Company shall prepay the Loans and/or the Revolving Loan Commitment Amount shall be permanently reduced in an aggregate amount equal to 50% of such Net Securities Proceeds (other than Net Securities Proceeds resulting from the issuance of Capital Stock of Holdings (i) to (or a capital contribution by) one or more Equity Investors or (ii) pursuant to employee and executive compensation plans); PROVIDED, that no prepayment shall be required hereunder with respect to the receipt of any Net Securities Proceeds described in this subsection 2.4B(iii)(c) to the extent that the Consolidated Leverage Ratio as of the last day of the Fiscal Quarter immediately preceding the date on which such Net Securities Proceeds are received is less than 3.50:1.00.

                       (d) PREPAYMENTS AND REDUCTIONS DUE TO ISSUANCE OF INDEBTEDNESS. Not later than the third Business Day following the date of receipt of the Net Securities Proceeds from the issuance of any Indebtedness of Company, Holdings or any of its Domestic Subsidiaries after the Closing Date, other than Indebtedness permitted pursuant to subsection 7.1 (except as provided in subsection 7.1(x) or (xi)), Company shall prepay the Loans and/or the Revolving Loan Commitment Amount shall be permanently reduced in an aggregate amount equal to such Net Securities Proceeds.

                       (e) PREPAYMENTS AND REDUCTIONS FROM CONSOLIDATED EXCESS CASH FLOW. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending June 30, 2005), Company shall, no later than 105 days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Loan Commitment Amount shall be permanently reduced in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow; PROVIDED that for any Fiscal Year in which the Consolidated Leverage Ratio as of the last day of such Fiscal Year is less than 3.50:1.00 and is greater than or equal to 2.50:1.00 the percentage of Consolidated Excess Cash Flow required to be used to prepay the Loans and/or permanently reduce the Revolving Loan Commitments pursuant to this subsection 2.4B(iii)(e) shall be 50%; PROVIDED FURTHER that for any Fiscal Year in which the Consolidated Leverage Ratio as of the last day of such Fiscal Year is less than 2.50:1.00 the percentage of Consolidated Excess Cash Flow required to be used to prepay the Loans and/or permanently reduce the Revolving Loan Commitments pursuant to this subsection 2.4B(iii)(e) shall be 25%.

                       (f) CALCULATIONS OF NET PROCEEDS AMOUNTS; ADDITIONAL PREPAYMENTS AND REDUCTIONS BASED ON SUBSEQUENT CALCULATIONS. Company shall provide

               Administrative Agent with not less than three Business Days' prior written notice by delivery of a Notice of Prepayment or prior telephonic notice promptly confirmed in writing by the delivery of a Notice of Prepayment, of any prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(e). Such written or telephonic notice shall be irrevocable and Company shall be bound to make the mandatory prepayment referenced in such notice on the date indicated in such notice. Administrative Agent shall promptly notify each Lender of such prepayment and of the amount of the prepayment proposed to be applied to such Lender's Loans. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitment Amount pursuant to subsections 2.4B(iii)(a)-(e), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Securities Proceeds, or Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitment Amount shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional amount resulting in such excess.

                       (g) PREPAYMENTS DUE TO REDUCTIONS OR RESTRICTIONS OF REVOLVING LOAN COMMITMENTS. Company shall from time to time prepay FIRST the Swing Line Loans and SECOND the Revolving Loans (and, to the extent necessary after such prepayment, cash collateralize any outstanding Letters of Credit) to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitment Amount then in effect.

               (iv)    APPLICATION OF PREPAYMENTS.

                       (a) APPLICATION OF VOLUNTARY PREPAYMENTS BY TYPE OF LOANS AND ORDER OF MATURITY. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Company in the applicable Notice of Prepayment; PROVIDED that all such voluntary prepayments shall, irrespective of any application specified by Company, first be applied in the following priority to repay any amounts owing to (i) FIRST, Swing Line Lender due to the failure of any Revolving Lender to (A) fund a Revolving Loan for the purpose of repaying any Refunded Swing Line Loan pursuant to subsection 2.1A(iii)(b) or (B) purchase an assignment of an unpaid Swing Line Loan pursuant to subsection 2.1A(iii)(c), and
               (ii) SECOND, Issuing Lenders due to the failure of any Revolving Lender to (A) fund a Revolving Loan for the purpose of repaying any unreimbursed amounts of a drawing under a Letter of Credit pursuant to subsection 3.3B or (B) fund a participation in any such unreimbursed Letter of Credit drawing pursuant to subsection 3.3C; PROVIDED FURTHER that in the event Company fails to specify the Loans to which any such prepayment shall be applied, and funds remain after being applied in accordance with this subsection 2.4B(iv)(a), such prepayment shall be applied FIRST to repay outstanding Swing Line Loans to the full extent thereof, SECOND to repay outstanding Revolving Loans to the full extent thereof, and THIRD to repay outstanding Term Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to reduce each remaining scheduled installment of principal of the Term Loans set forth in subsection 2.4A on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

                       (b) APPLICATION OF MANDATORY PREPAYMENTS BY TYPE OF LOANS. Except as provided in subsection 2.4D, any amount required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitment Amount pursuant to subsections 2.4B(iii)(a)-(f) shall be applied FIRST to prepay the Term Loans to the full extent thereof, SECOND, to the extent of any remaining portion of such amount, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitment Amount by the amount of such prepayment, THIRD, to the extent of any remaining portion of such amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitment Amount by the amount of such prepayment, FOURTH, to the extent of any remaining portion of such amount, to further permanently reduce the Revolving Loan Commitment Amount to the full extent thereof and FIFTH, to the extent of any remaining portion of such amount, to cash collateralize any outstanding Letters of Credit. Any mandatory reduction of the Revolving Loan Commitment Amount pursuant to this subsection 2.4B shall be in proportion to each Revolving Lender's Pro Rata Share.

                       (c) APPLICATION OF MANDATORY PREPAYMENTS OF TERM LOANS TO THE SCHEDULED INSTALLMENTS OF PRINCIPAL THEREOF. Except as provided in subsection 2.4D, any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied to reduce each remaining scheduled installment of principal of the Terms Loans set forth in subsection 2.4A on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

                       (d) APPLICATION OF PREPAYMENTS TO BASE RATE LOANS AND EURODOLLAR RATE LOANS. Considering Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

               C.      GENERAL PROVISIONS REGARDING PAYMENTS.

               (i) MANNER AND TIME OF PAYMENT. All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 1:00 P.M. (New York City time) on the date due at the Funding and Payment Account for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

               (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

               (iii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares; PROVIDED, that all payments in respect of Loans shall first be applied in the following priority to repay any amounts owing to (i) FIRST, Swing Line Lender due to the failure of any Revolving Lender to (A) fund a Revolving Loan for the purpose of repaying any Refunded Swing Line Loan pursuant to subsection 2.1A(iii)(b) or (B) purchase an assignment of an unpaid Swing Line Loan pursuant to subsection 2.1A(iii)(c), and (ii) SECOND, Issuing Lenders due to the failure of any Revolving Lender to (A) fund a Revolving Loan for the purpose of repaying any unreimbursed amounts of a drawing under a Letter of Credit pursuant to subsection 3.3B or (B) fund a participation in any such unreimbursed Letter of Credit drawing pursuant to subsection 3.3C. Administrative Agent shall promptly distribute to each Lender, at the account specified in the payment instructions set forth below its name on the appropriate signature page hereof or at such other account as such Lender may request in subsequent payment instructions delivered to Administrative Agent by such Lender, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees and letter of credit fees of such Lender, if any, when received by Administrative Agent pursuant to subsection 2.3 and subsection 3.2. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning interest payments received thereafter.

               (iv) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next preceding Business Day.

               (v) NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

               D. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS AFTER EVENT OF DEFAULT.

               Upon the occurrence and during the continuation of an Event of Default, if requested by Requisite Lenders, (a) all payments received by Administration Agent, whether from Company, from any Subsidiary Guarantor, from Holdings or otherwise, and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent, in each case in the following order of priority:

               (i) to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under any Loan Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the Loan Documents, all in accordance with subsections 9.4, 10.2 and 10.3 and the other terms of this Agreement and the Loan Documents;

               (ii) thereafter, to the payment of all other Obligations and obligations of Loan Parties under any Lender Swap Agreement (as defined in the Subsidiary Guaranty) for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii) and subsection 2.4C(iii) hereof); and

               (iii) thereafter, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     2.5       USE OF PROCEEDS.

               A. TERM LOANS. The proceeds of the Term Loans and the proceeds of the debt and equity capitalization of Company described in subsection 4.1P, shall be applied by Company to fund the Merger Financing Requirements.

               B. REVOLVING LOANS; SWING LINE LOANS. The proceeds of any Revolving Loans and any Swing Line Loans shall be applied by Company for working capital and other general corporate purposes, which may include the making of intercompany loans to any of Company's wholly-owned Subsidiaries, in accordance with subsection 7.1(iv), for their own general corporate purposes.

               C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

     2.6       SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

               Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

               A. DETERMINATION OF APPLICABLE INTEREST RATE. On each Interest Rate Determination Date, Administrative Agent shall determine in accordance with the terms of this Agreement (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each applicable Lender.

               B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto), on any Interest Rate Determination Date that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

               C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have reasonably determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination. Administrative Agent shall promptly notify each other Lender of the receipt of such notice.

Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above. Administrative Agent shall promptly notify each other Lender of the receipt of such notice. Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

               D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender pursuant to subsection 2.8, for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor, (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a Notice of Prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

               E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

               F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of

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the definition of Eurodollar Rate in an amount equal to the amount of such
Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its Eurodollar Rate Loans had been funded in such manner.

               G. EURODOLLAR RATE LOANS AFTER DEFAULT. If, after the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, Administrative Agent or Requisite Lenders have determined in its or their sole discretion not to permit the making or continuation of any Loans as, or the conversion of any Loans to Eurodollar Rate Loans and Administrative Agent has so notified Company in writing, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be for a Base Rate Loan or, if the conditions to making a Loan set forth in subsection 4.2 cannot then be satisfied, to be rescinded by Company.

     2.7       INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

               A. COMPENSATION FOR INCREASED COSTS. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including any Issuing Lender) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or other Government Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority (whether or not having the force of law):

               (i) subjects such Lender to any additional Tax with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder;

               (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Eurodollar Rate); or

               (iii) imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining

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

any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder and any Tax incurred or payable by such Lender as a result of the obligation of Company to pay such additional amounts.

               B.      TAXES.

               (i) PAYMENTS TO BE FREE AND CLEAR. Except as otherwise provided in this Agreement, all sums payable by Company under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

               (ii) GROSSING-UP OF PAYMENTS. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                       (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                       (b) Company shall pay any such Tax when such Tax is due, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                       (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                       (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence reasonably satisfactory to the other

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               affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date on which such Lender became a Lender in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect on the date on which such Lender became a Lender, in respect of payments to such Lender.

               (iii)   EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

                       (a) Each Non-US Lender shall deliver to Administrative Agent and to Company, and Administrative Agent shall deliver to Company if a payment to Administrative Agent hereunder is treated as a payment to a Person that is not a "United States person" (as defined in Section 7701(a)(30) of the Internal Revenue Code), on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a Form W-8BEN, and a certificate of such Lender certifying that such Lender is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of Company or Holdings or (iii) a controlled foreign corporation related to Company (within the meaning of Section 864(d)(4) of the Internal Revenue
               Code), in each case together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to, or is subject to a reduced rate of, United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                       (b) Each Non-US Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent and to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), or on such later date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the

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               reasonable exercise of its discretion), (1) two original copies of the forms or statements required to be provided by such Lender under subsection 2.7B(iii)(a), properly completed and duly executed by such Lender, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (2) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Lender, together with any information, if any, such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                       (c) Each Non-US Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and to Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment, or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                       (d) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii), (1) with respect to any Tax required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender chooses to transmit with an Internal Revenue Service Form W-8IMY pursuant to subsection 2.7B(iii)(b)(2) or (2) if such Lender shall have failed to satisfy the requirements of clause (a), (b) or (c)(1) of this subsection 2.7B(iii); PROVIDED that (i) notwithstanding anything to the contrary in subsection 2.7B(iii)(d)(1), Company shall be required to pay additional amounts with respect to payments beneficially owned by Participants entitled to the benefits of subsection 2.7 as though such Participants were Lenders and (ii) if a Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the date such Lender became a Lender, nothing in this subsection 2.7B(iii)(d) shall relieve Company of its obligation to pay any amounts pursuant to subsection 2.7B(ii)(c) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

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                       (e)  Company shall not be required to pay any additional
               amount to Lender that is not a Non-U.S. Lender under clause (c) of subsection 2.7B(ii) if such Lender does not provide prior to or on the Closing Date (or on or prior to the date it becomes a party to this Agreement) to Administrative Agent and Company a properly completed and executed IRS Form W-9 (certifying that such Lender is not subject to United States backup withholding tax) or any successor form. Solely for purposes of this subsection 2.7B(iii)(e), a Lender shall not include a Lender that may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(l)(ii).

               C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in subsection 2.8A, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation for such reduction, increased to the extent necessary to take into account any Tax incurred or payable by such Lender as a result of the obligation of Company to pay such additional amounts.

     2.8 STATEMENT OF LENDERS; OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.

               A. STATEMENTS. Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error. In the event such written statement is given by such Lender more than 180 days after such Lender has knowledge of the occurrence or existence of the event or circumstance that entitled such Lender to provide such written statement, such Lender shall not be entitled to receive any compensation or reimbursement under subsection 2.6D or 2.7, as the case may be, in respect of the period ending 180 days preceding the date on which such written statement is given to Company.

               B. MITIGATION. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to

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become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7, it will use reasonable efforts to make, issue, fund or maintain the Commitments of such Lender or the Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; PROVIDED that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.

     2.9       REPLACEMENT OF A LENDER.

               If Company receives a statement of amounts due pursuant to subsection 2.8A from a Lender, a Revolving Lender defaults in its obligations to fund a Revolving Loan pursuant to this Agreement, a Lender (a "NON-CONSENTING LENDER") refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to subsection 10.6, requires consent of 100% of Lenders or 100% of Lenders with Obligations directly affected or a Lender becomes an Affected Lender (any such Lender, a "SUBJECT LENDER"), so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender's Loans and assume the Subject Lender's Commitments and all other obligations of the Subject Lender hereunder, (ii) such Lender is not an Issuing Lender with respect to any Letters of Credit outstanding (unless all such Letters of Credit are terminated or arrangements acceptable to such Issuing Lender (such as a "back-to-back" letter of credit) are made) and (iii), if applicable, the Subject Lender is unwilling to withdraw the notice delivered to Company pursuant to subsection 2.8 and/or is unwilling to remedy its default upon 10 days prior written notice to the Subject Lender and Administrative Agent, Company may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of subsection 10.1B; PROVIDED that, prior to or concurrently with such replacement, (1) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts (including all amounts under subsections 2.6D, 2.7 and/or 2.8B (if applicable)) through such date of replacement and a release from its obligations under the Loan Documents, (2) all of the requirements for such assignment contained in subsection 10.1B, excluding payment of the processing fee otherwise required thereby, but including, without limitation, the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an Assignment Agreement executed by the assignee (Administrative Agent being hereby authorized to execute any Assignment Agreement on behalf of a Subject Lender relating to the assignment of Loans and/or Commitments of such Subject Lender) and other supporting documents, have been fulfilled, and (3) in the event such Subject Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender and Company also requires each other Subject Lender that is a Non-Consenting Lender to assign its Loans and Commitments. For the avoidance of doubt, if a Lender is a Non-Consenting Lender

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solely because it refused to consent to an amendment, modification or waiver that required the consent of 100% of Lenders with Obligations directly affected thereby (which amendment, modification or waiver did not accordingly require the consent of 100% of all Lenders) the Loans and Commitments of such Non-Consenting Lender that are subject to the assignments required by this subsection 2.9 shall include only those Loans and Commitments that constitute the Obligations directly affected by the amendment, modification or waiver to which such Non-Consenting Lender refused to provide its consent.

SECTION 3.     LETTERS OF CREDIT

     3.1 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

               A. LETTERS OF CREDIT. In addition to Company requesting that Lenders make Loans pursuant to subsection 2.1A, Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the 30th day prior to the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit payable on a sight basis for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; PROVIDED that Company shall not request that any Revolving Lender issue (and no Revolving Lender shall issue):

               (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitment Amount then in effect;

               (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $15,000,000;

               (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) ten days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; PROVIDED that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and PROVIDED, FURTHER that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

               (iv) any Standby Letter of Credit issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy
     Code);

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               (v)     any Commercial Letter of Credit having an expiration date
     (a) later than the earlier of (1) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

               (vi) any Letter of Credit denominated in a currency other than Dollars or Canadian dollars that in the reasonable judgment of Administrative Agent or the applicable Issuing Lender is not readily and freely available.

               B.      MECHANICS OF ISSUANCE.

               (i) REQUEST FOR ISSUANCE. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Request for Issuance no later than 12:00 Noon (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance. In furtherance of the provisions of subsection 10.8, and not in limitation thereof, Company may submit Requests for Issuance by telefacsimile and Administrative Agent and Issuing Lenders may rely and act upon any such Request for Issuance without receiving an original signed copy thereof. No Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such demand for payment is required to be presented is located) that such demand for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

               Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Request for Issuance is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Request for Issuance.

               Notwithstanding the foregoing, the Existing Letters of Credit shall be deemed issued on the Closing Date and shall be subject to the terms and conditions of this Agreement.

               (ii) DETERMINATION OF ISSUING LENDER. Upon receipt by Administrative Agent of a Request for Issuance pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its

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     sole discretion, elects not to issue such Letter of Credit, Administrative
     Agent shall promptly so notify Company, whereupon Company may request any other Revolving Lender to issue such Letter of Credit by delivering to such Revolving Lender a copy of the applicable Request for Issuance. Any Revolving Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Revolving Lender that so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Revolving Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect.

               (iii) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

               (iv) NOTIFICATION TO REVOLVING LENDERS. Upon the issuance of or amendment to any Standby Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and Company of such issuance or amendment in writing. Upon receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender in writing of such issuance or amendment and the amount of such Revolving Lender's respective participation in such Standby Letter of Credit or amendment, and, if so requested by a Revolving Lender, Administrative Agent shall provide such Lender with a copy of such Letter of Credit or amendment. In the case of Commercial Letters of Credit, in the event that Issuing Lender is other than Administrative Agent, such Issuing Lender will send by facsimile transmission to Administrative Agent, promptly upon the first Business Day of each week, a report of its daily aggregate maximum amount available for drawing under Commercial Letters of Credit for the previous week. Administrative Agent shall notify each Revolving Lender in writing on a quarterly basis of the contents thereof.

               C. REVOLVING LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount that is or at any time may become available to be drawn thereunder.

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     3.2       LETTER OF CREDIT FEES.

               Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

               (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to a percentage per annum to be agreed upon by the Issuing Lender and Company multiplied by the daily amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable Eurodollar Rate Margin for Revolving Loans PLUS, upon the application of increased interest pursuant to subsection 2.2E, 2% per annum multiplied by the daily amount available to be drawn under such Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each of March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

               (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to a percentage per annum to be agreed upon by the Issuing Lender and Company PLUS, upon the application of increased interest pursuant to subsection 2.2E, 2% per annum multiplied by the daily amount available to be drawn under such Commercial Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable Eurodollar Rate Margin for Revolving Loans PLUS, upon the application of increased interest pursuant to subsection 2.2E, 2% per annum multiplied by the daily amount available to be drawn under such Commercial Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each of March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

               (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, (1) the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and (2) any amount described in such clauses that is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination (such date to be determined at the discretion of Administrative Agent and/or the applicable Issuing Lender). Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) or clause (ii)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.

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     3.3       DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF
               CREDIT; CASH COLLATERALIZATION.

               A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

               B. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars (which amount, in the case of a payment under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) or, at the option of such Issuing Lender, in the case of a Letter of Credit denominated in a currency other than Dollars, in such other currency, and in same day funds equal to the amount of such payment; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 12:00 Noon (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a payment under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such payment and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such payment; and PROVIDED, FURTHER that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

               C. PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

               (i) PAYMENT BY REVOLVING LENDERS. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a payment under a Letter of Credit denominated in a currency

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     other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify Administrative Agent, who shall notify each other Revolving Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender (other than such Issuing Lender) shall make available to Administrative Agent an amount equal to its respective participation, in Dollars and in same day funds, at the Funding and Payment Account, not later than 12:00 Noon (New York City time) on the first Business Day after the date notified by Administrative Agent and Administrative Agent shall make available to such Issuing Lender in Dollars in same day funds, at the office of such Issuing Lender on such Business Day, the aggregate amount of the participation payments so received by Administrative Agent. In the event that any Revolving Lender fails to make available to Administrative Agent on such Business Day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Effective Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of Administrative Agent to recover, for the benefit of Revolving Lenders, from any Issuing Lender any amounts made available to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which such participation payments were made by Revolving Lenders constituted gross negligence or willful misconduct on the part of such Issuing Lender.

               (ii) DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED FROM COMPANY. In the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by such Issuing Lender under a Letter of Credit issued by it, and Administrative Agent or such Issuing Lender thereafter receives any payments from Company in reimbursement of such payment under the Letter of Credit, to the extent any such payment is received by such Issuing Lender, it shall distribute such payment to Administrative Agent, and Administrative Agent shall distribute to each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such Revolving Lender's Pro Rata Share of all payments subsequently received by Administrative Agent or by such Issuing Lender from Company. Any such distribution shall be made to a Revolving Lender at the account specified in subsection 2.4C(iii).

               D.      INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

               (i) PAYMENT OF INTEREST BY COMPANY. Company agrees to pay to Administrative Agent, with respect to payments under any Letters of Credit issued by any Issuing Lender, interest on the amount paid by such Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then

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     in effect under this Agreement with respect to Revolving Loans that are
     Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

               (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ADMINISTRATIVE AGENT. Promptly upon receipt by Administrative Agent of any payment of interest pursuant to subsection 3.3D(i) with respect to a payment under a Letter of Credit, (a) Administrative Agent shall distribute to (x) each Revolving Lender, out of the interest received by Administrative Agent in respect of the period from the date such drawing is honored to but excluding the date on which the applicable Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit and (y) such Issuing Lender the amount, if any, remaining after payment of the amounts applied pursuant to the immediately preceding clause (x), and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, Administrative Agent shall distribute to each Revolving Lender (including such Issuing Lender) that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such Revolving Lender's Pro Rata Share of any interest received by Administrative Agent in respect of that portion of such payment so made by Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed to but excluding the date on which such portion of such payment is reimbursed by Company. Any such distribution shall be made to a Revolving Lender at the account specified in subsection 2.4C(iii).

               E. CASH COLLATERALIZATION. If Administrative Agent notifies Company at any time that, due to a fluctuation in the applicable Exchange Rate or otherwise, the Letter of Credit Usage at such time exceeds 105% of the sublimit for Letters of Credit specified in subsection 3.1A(ii), then, within two Business Days after receipt of such notice, Company shall deposit in the Collateral Account established pursuant to the Security Agreement an amount equal to the amount by which the Letter of Credit Usage exceeds such sublimit, which amount shall constitute Collateral and be subject to the provisions of the Security Agreement. At such time as the Letter of Credit Usage shall be equal to or less than such sublimit, if no Event of Default has occurred and is continuing, such amount may, at the request of Company, be released to Company.

     3.4       OBLIGATIONS ABSOLUTE.

               The obligation of Company to reimburse each Issuing Lender for payments under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i)

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shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit;

               (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

               (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

               (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

               (vi) any breach of this Agreement or any other Loan Document by any party thereto;

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

               (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

     3.5       NATURE OF ISSUING LENDERS' DUTIES.

               As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or

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sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or
(viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Government Authority, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

               In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

               Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

SECTION 4.     CONDITIONS TO LOANS AND LETTERS OF CREDIT

               The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

     4.1 CONDITIONS TO TERM LOANS AND INITIAL REVOLVING LOANS AND SWING LINE LOANS.

               The obligations of Lenders to make the Term Loans and any Revolving Loans and Swing Line Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions (it being acknowledged and understood that the following conditions need only be satisfied by Holdings and Merger Sub, to the extent applicable, prior to the consummation of the Merger in order for the Term Loans to be made on the Closing Date and that the remaining Loan Parties (including FTD after consummation of the Merger) shall satisfy the following conditions, to the extent applicable, concurrently with or immediately upon consummation of the Merger):

               A. LOAN PARTY DOCUMENTS. On or before the Closing Date, prior to the consummation of the Merger, Holdings and Merger Sub shall, and upon consummation of the Merger, FTD shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each

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Lender) the following with respect to Holdings, Merger Sub, FTD or such Loan
Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

               (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

               (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

               (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

               (iv) Executed originals of the Loan Documents to which such Person is a party; and

               (v) Such other documents as Administrative Agent may reasonably request.

               B. FEES. Merger Sub shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent, the Syndication Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

               C.      CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP.

               (i) CORPORATE STRUCTURE. The corporate organizational structure of Holdings and its Subsidiaries, both before and after giving effect to the Merger, shall be as set forth on SCHEDULE 4.1C annexed hereto.

               (ii) CAPITAL STRUCTURE AND OWNERSHIP. The capital structure and ownership of Holdings and Company, both before and after giving effect to the Merger, shall be as set forth on SCHEDULE 4.1C annexed hereto.

               (iii) MANAGEMENT; EMPLOYMENT CONTRACTS. The management structure of Company after giving effect to the Merger, shall be as set forth on SCHEDULE 4.1C annexed hereto.

               (iv) OWNERSHIP OF COMPANY. Upon consummation of the Merger, the Equity Investors shall directly or indirectly control Holdings.

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               D.      REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF
AGREEMENTS. Prior to the consummation of the Merger, Merger Sub shall, and upon consummation of the Merger, FTD shall, have delivered to Administrative Agent an Officer's Certificate, in form and substance reasonably satisfactory to Administrative Agent, to the effect that the representations and warranties in
Section 5 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent; PROVIDED that, if a representation and warranty, covenant or condition is qualified as to materiality, with respect to such representation and warranty, covenant or condition the applicable materiality qualifier set forth in this subsection 4.1D shall be disregarded for purposes of this condition.

               E. FINANCIAL STATEMENTS; PRO FORMA BALANCE SHEET. On or before the Closing Date, Lenders shall have received from Merger Sub (i) audited financial statements of FTD and its Subsidiaries for Fiscal Years 2001, 2002 and 2003, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, (ii) unaudited financial statements of FTD and its Subsidiaries as at December 31, 2003, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the 6-month period ending on such date, all in reasonable detail and certified by the chief financial officer of FTD that they fairly present the financial condition of FTD and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (iii) pro forma consolidated balance sheets of FTD and its Subsidiaries as of January 31, 2004, prepared in accordance with GAAP and reflecting the consummation of the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, which pro forma financial statements shall be in form and substance reasonably satisfactory to Administrative Agent.

               F. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders shall have received originally executed copies of one or more favorable written opinions of Latham & Watkins LLP, special counsel for Holdings and Merger Sub and such other counsel, acceptable to Administrative Agent and its counsel, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBIT IX annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request (this Credit Agreement constituting a written request by Company to such counsel to deliver such opinions to Lenders).

               G. OPINION OF ADMINISTRATIVE AGENT'S COUNSEL. Lenders shall have received originally executed copies of a favorable written opinion of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of EXHIBIT X annexed hereto.

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               H.      OPINIONS OF COUNSEL DELIVERED UNDER RELATED AGREEMENTS.
Administrative Agent shall have received copies of each of the opinions of counsel delivered to the parties under the Related Agreements, together with a letter from each such counsel authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.

               I. EVIDENCE OF INSURANCE. Administrative Agent shall have received a certificate from FTD's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

               J. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Prior to the consummation of the Merger, Merger Sub shall, and upon consummation of the Merger, FTD shall, have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Merger, the other transactions contemplated by the Loan Documents and the Related Agreements and the continued operation of the business conducted by FTD and its Subsidiaries in substantially the same manner as conducted prior to the Closing Date. Each such Governmental Authorization and consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Merger or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

               K. ENVIRONMENTAL REPORTS. Administrative Agent shall have received reports and other information, in form, scope and substance satisfactory to Administrative Agent, regarding environmental matters relating to FTD and its Subsidiaries and the Facilities, which reports shall include a Phase I environmental assessment for each of the Facilities listed in SCHEDULE 4.1K annexed hereto (collectively, the "PHASE I REPORT") that (a) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527, (b) was conducted no more than six months prior to the Closing Date by one or more environmental consulting firms reasonably satisfactory to Administrative Agent and (c) is accompanied by or includes an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in such Phase I environmental assessments as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim.

               L. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. To the extent not otherwise satisfied pursuant to subsection 4.1M, Administrative Agent shall have received evidence satisfactory to it that Holdings, FTD and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and

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delivered all such agreements, documents and instruments (other than the items to be delivered pursuant to subsection 6.11), and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

               (i) STOCK CERTIFICATES AND INSTRUMENTS. Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all Capital Stock pledged pursuant to the Security Agreement (65% of the outstanding Capital Stock in the case of Foreign Subsidiaries) and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

               (ii) LIEN SEARCHES AND UCC TERMINATION STATEMENTS. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, to the extent requested by Administrative Agent, and (b) UCC termination statements duly executed (if necessary) by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

               (iii) UCC FINANCING STATEMENTS AND FIXTURE FILINGS. Delivery to Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party (if required) with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

               (iv) PTO COVER SHEETS, ETC. Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral together with releases of all security interests duly executed (if necessary) by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective PTO filings in respect of IP Collateral (other than any such PTO filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement); and

               (v) OPINIONS OF LOCAL COUNSEL. Delivery to Administrative Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of each jurisdiction in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the

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     security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.

               M. CLOSING DATE MORTGAGES; CLOSING DATE MORTGAGE POLICIES; ETC. Administrative Agent shall have received from FTD and each applicable Subsidiary Guarantor:

               (i) CLOSING DATE MORTGAGES. Fully executed and notarized Mortgages (each a "CLOSING DATE MORTGAGE" and, collectively, the "CLOSING DATE MORTGAGES"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in SCHEDULE 4.1M annexed hereto (each a "CLOSING DATE MORTGAGED PROPERTY" and, collectively, the "CLOSING DATE MORTGAGED PROPERTIES"), it being agreed that no Closing Date Mortgage will encumber any Leasehold Property as of the Closing Date and no Leasehold Property is a Closing Date Mortgaged Property;

               (ii) OPINIONS OF LOCAL COUNSEL. An opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

               (iii) TITLE INSURANCE. (a) ALTA mortgagee title insurance policies or unconditional commitments therefor (the "CLOSING DATE MORTGAGE POLICIES") issued by the Title Company with respect to the Closing Date Mortgaged Properties listed in SCHEDULE 4.1M annexed hereto, in amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to each such Closing Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to a standard survey exception, which Closing Date Mortgage Policies
     (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

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               (iv)    TITLE REPORTS. With respect to each Closing Date
     Mortgaged Property listed in SCHEDULE 4.1M annexed hereto, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Closing Date and satisfactory in form and substance to Administrative Agent;

               (v) COPIES OF DOCUMENTS RELATING TO TITLE EXCEPTIONS. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.1M(iv); and

               (vi) MATTERS RELATING TO FLOOD HAZARD PROPERTIES. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

               N. MATTERS RELATING TO EXISTING INDEBTEDNESS OF COMPANY AND ITS SUBSIDIARIES.

               (i) TERMINATION OF EXISTING CREDIT AGREEMENT AND RELATED LIENS. On the Closing Date, FTD and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement,
     (b) terminated any commitments to lend or make other extensions of credit thereunder and (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder.

               (ii) EXISTING INDEBTEDNESS TO REMAIN OUTSTANDING. Administrative Agent shall have received an Officer's Certificate of FTD stating that, after giving effect to the transactions described in this subsection 4.1N, the Loan Parties shall have no Indebtedness (other than Indebtedness under the Loan Documents and the Subordinated Notes).

               O. SOLVENCY ASSURANCES. On the Closing Date, Administrative Agent and Lenders shall have received an Officer's Certificate of FTD dated the Closing Date, substantially in the form of EXHIBIT XII annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the Merger and the other transactions contemplated by the Loan Documents, FTD and each Subsidiary Guarantor on a consolidated basis will be Solvent.

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               P.      PROCEEDS OF DEBT AND EQUITY CAPITALIZATION OF HOLDINGS
AND COMPANY.

               (i) EQUITY CAPITALIZATION OF HOLDINGS. On or before the Closing Date, (1) the Equity Investors shall have purchased (a) all of the outstanding Holdings Common Stock (excluding the Holdings Common Stock which will be exchanged in connection with the Old Management Shares) for consideration of approximately $37,000,000 in cash and (b) all of the outstanding Holdings Preferred Stock for cash consideration of approximately $155,531,000 and (2) the Management Investors shall have exchanged Old Management Shares for approximately $3,000,000 of Holdings Common Stock; PROVIDED that the amounts of the foregoing equity purchases may be adjusted to account for any cash on hand of FTD as of the Closing Date that will be used to fund a portion of the Merger Financing Requirements and any existing indebtedness of FTD, so long as the amount of Holdings Common Stock and Holdings Preferred Stock purchased for cash consideration is not less than $180,000,000 in the aggregate and the remaining cash on hand of Company after consummation of the Merger is not less than $7,261,497.55.

               (ii) DEBT AND EQUITY CAPITALIZATION OF MERGER SUB. On or before the Closing Date, (a) Holdings shall have contributed to Merger Sub, as common equity, all of the Cash consideration received by Holdings from the sale of Holdings Common Stock and Holdings Preferred Stock and (b) Merger Sub shall have issued and sold not less than $175,000,000 in aggregate principal amount of Subordinated Notes.

               (iii) USE OF PROCEEDS BY COMPANY. Merger Sub shall have provided evidence satisfactory to Administrative Agent that the proceeds of the debt and equity capitalization of Merger Sub described in the immediately preceding clause and any cash on hand of FTD that will be used to fund a portion of the Merger Financing Requirements have been irrevocably committed, prior to the application of the proceeds of the Term Loans, to the payment of a portion of the Merger Financing Requirements.

               Q.      RELATED AGREEMENTS

               (i)     FORM OF SUBORDINATED NOTE INDENTURE. The Subordinated
     Note Indenture shall be satisfactory in form and substance to Administrative Agent.

               (ii) APPROVAL OF CERTAIN RELATED AGREEMENTS. Any amendments to the Merger Agreement, the Certificate of Merger, the Management Contribution and Subscription Agreements or the Stockholders Agreement in any respect determined by Administrative Agent to be material shall each be satisfactory in form and substance to Administrative Agent.

               (iii) RELATED AGREEMENTS IN FULL FORCE AND EFFECT. Administrative Agent shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, and each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Administrative Agent to be material, in each case without the written consent of Administrative Agent and Syndication Agent with such consent not to

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     be unreasonably withheld and the provisions of each Related Agreement shall be in compliance in all material respects with applicable laws and regulations.

               R.      CONSUMMATION OF MERGER.

               (i) All conditions to Merger set forth in Sections 8.1, 8.2 and 8.3 of the Merger Agreement (other than the making of the Term Loans on the Closing Date) shall have been satisfied or the fulfillment of any such conditions shall have been waived with the written consent of Administrative Agent and Syndication Agent;

               (ii) on the Closing Date, the Merger shall have become effective in accordance with the terms of the Merger Agreement, the Certificate of Merger and the laws of the State of Delaware;

               (iii) the aggregate consideration paid (i) in respect of the Public FTD Common Stock that is to be cancelled and retired in connection with the Merger, (ii) in respect of all options to purchase FTD Common Stock that are being cancelled in connection with the Merger and (iii) to any holders of FTD Common Stock that are or may be dissenting shareholders, shall not exceed $421,076,000, with approximately $418,076,000 of such consideration to be paid in cash and approximately $3,000,000 to be paid through the conversion of Old Management Shares into Holdings Common Stock;

               (iv) Transaction Costs shall not exceed $35,000,000; PROVIDED that additional Transaction Costs may be incurred to the extent funded by the Equity Investors through the purchase of Holdings Common Stock or Holdings Preferred Stock, and Administrative Agent shall have received evidence to its satisfaction to such effect;

               (v) upon consummation of the Merger, all outstanding Capital Stock of FTD and all options to purchase FTD Common Stock shall cease to exist and Holdings shall own 100% of the outstanding Capital Stock of Company;

               (vi) after consummation of the Merger and payment of all costs, fees and expenses related thereto, the Company shall have $7,261,497.55 of cash available to be placed in escrow in accordance with subsection 6.10; and

               (vii) Administrative Agent shall have received an Officer's Certificate of FTD to the effect set forth in clauses (i)-(vi) above and an Officer's Certificate of Merger Sub stating that Merger Sub will proceed to consummate the Merger immediately upon the making of the initial Loans.

               S. PATRIOT ACT COMPLIANCE. Administrative Agent and Syndication Agent shall have received all documentation and other information required by bank regulatory authorities under the applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the Patriot Act.

               T. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of

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Lenders, and its counsel shall be satisfactory in form and substance to
Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

     4.2       CONDITIONS TO ALL LOANS.

               The obligations of each Lender to make its Loans on each Funding Date are subject to the following further conditions precedent:

               A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Company (it being understood that Merger Sub shall deliver such Notice of Borrowing on the Closing Date with respect to the Term Loans to be borrowed on the Closing Date).

               B.      As of that Funding Date:

               (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; PROVIDED, that, if a representation and warranty is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth above shall be disregarded for purposes of this condition;

               (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

               (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

               (iv) No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain such Lender from making the Loans to be made by it on that Funding Date; and

               (v) Company shall have delivered such other certificates or documents that Administrative Agent shall reasonably request, in form and substance satisfactory to Administrative Agent.

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     4.3       CONDITIONS TO LETTERS OF CREDIT.

               The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

               A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

               B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance (or a facsimile copy thereof) in each case signed by a duly authorized Officer of Company, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

               C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5.     COMPANY'S REPRESENTATIONS AND WARRANTIES

               In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce Revolving Lenders to purchase participations therein, Company (for purposes of this Section 5, references to Company or Holdings and its Subsidiaries shall not include FTD and its Subsidiaries prior to the consummation of the Merger, but shall include FTD and its Subsidiaries, upon consummation of the Merger) represents and warrants to each Lender:

     5.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

               A. ORGANIZATION AND POWERS. Each of Holdings and its Subsidiaries is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in SCHEDULE 5.1 annexed hereto. Each of Holdings and its Subsidiaries has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and the Related Documents to which it is a party and to carry out the transactions contemplated thereby.

               B. QUALIFICATION AND GOOD STANDING. Each of Holdings and its Subsidiaries is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect.

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               C.      CONDUCT OF BUSINESS. Holdings and its Subsidiaries are
engaged only in the businesses permitted to be engaged in pursuant to subsections 7.11 and 8.13.

               D. SUBSIDIARIES. All of the Subsidiaries of Company as of the Closing Date and their jurisdictions of organization are identified in
SCHEDULE 5.1 annexed hereto, as said SCHEDULE 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xv). The Capital Stock of each of the Subsidiaries of Company identified in SCHEDULE 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in SCHEDULE 5.1 annexed hereto (as so supplemented) is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect. SCHEDULE 5.1 annexed hereto (as so supplemented) correctly sets forth, as of the Closing Date, the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

     5.2       AUTHORIZATION OF BORROWING, ETC.

               A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

               B. NO CONFLICT. Except as disclosed in the Related Agreements, the execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and the Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, the Organizational Documents of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Holdings or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except, in each case, to the extent such violation, conflict, Lien or failure to obtain such approval or consent could not reasonably be expected to result in a Material Adverse Effect.

               C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and

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the consummation of the transactions contemplated by the Loan Documents and the
Related Agreements do not and will not require any Governmental Authorization, except as have been obtained and as of the Closing Date, any thereof which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

               D. BINDING OBLIGATION. Each of the Loan Documents and the Related Agreements has been duly executed and delivered by each Person that is a party thereto and is the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

               E. VALID ISSUANCE OF HOLDINGS COMMON STOCK, HOLDINGS PREFERRED STOCK AND SUBORDINATED NOTES.

               (i) HOLDINGS COMMON STOCK AND HOLDINGS PREFERRED STOCK. The Holdings Common Stock and Holdings Preferred Stock to be sold on or before the Closing Date, when issued and delivered, will be duly and validly issued, fully paid and nonassessable. No stockholder of Holdings has or will have any preemptive rights to subscribe for any additional equity Securities of Holdings. The issuance and sale of such Holdings Common Stock and Holdings Preferred Stock, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

               (ii) SUBORDINATED NOTES. Company has the corporate power and authority to issue the Subordinated Notes. The Subordinated Notes are legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting credits' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Subordinated Notes are enforceable against the holders thereof and this Agreement is and will be within the definition of "Designated Senior Indebtedness" included in such subordination provisions and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Indebtedness" included in such subordination provisions. The Subordinated Notes, when issued and sold, were exempt from registration or qualification under applicable federal and state securities laws.

     5.3       FINANCIAL CONDITION.

               Company has heretofore delivered to Lenders, at Lenders' request, the financial statements and information for the period ended December 31, 2003. All such statements other than pro forma financial statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither Company nor any of its Subsidiaries has (and

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will not have following the funding of the initial Loans) any Contingent
Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the foregoing financial statements or the notes thereto and, as of any Funding Date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection 6.1 or the notes thereto and that, in any such case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.

     5.4       NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

               Since June 30, 2003, no event or change has occurred that has resulted in or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

     5.5       TITLE TO PROPERTIES; LIENS; REAL PROPERTY; INTELLECTUAL PROPERTY.

               A. TITLE TO PROPERTIES; LIENS. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection
7.7 and except for such defects that individually or in the aggregate would not have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

               B. REAL PROPERTY. As of the Closing Date, SCHEDULE 5.5B annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset, regardless of whether a Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in SCHEDULE 5.5B annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

               C. INTELLECTUAL PROPERTY. As of the Closing Date, Company and its Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted

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against Company or any of its Subsidiaries and is pending by any Person challenging or questioning such use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Company know of any valid basis for any such claim, except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All material federal and state and all material foreign registrations of and applications for Intellectual Property, and all material unregistered Intellectual Property that is not readily available in the marketplace, that are owned or licensed by Company or any of its Subsidiaries on the Closing Date are described on SCHEDULE 5.5C annexed hereto.

     5.6       LITIGATION; ADVERSE FACTS.

               Except as set forth in SCHEDULE 5.6 annexed hereto, there are no Proceedings (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     5.7       PAYMENT OF TAXES.

               Except to the extent permitted by subsection 6.3 and except as would not reasonably be expected to result in a Material Adverse Effect, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable. As of the date hereof, Company knows of no proposed tax assessment against Holdings or any of its Subsidiaries that is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; PROVIDED that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

     5.8       PERFORMANCE OF AGREEMENTS; MATERIAL CONTRACTS.

               A. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the

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consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Effect.

               B. SCHEDULE 5.8 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on SCHEDULE 5.8, all such Material Contracts are in full force and effect and no material defaults by Company or any of its Subsidiaries currently exist thereunder.

     5.9       GOVERNMENTAL REGULATION.

               Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness.

     5.10      SECURITIES ACTIVITIES.

               A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

               B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

     5.11      EMPLOYEE BENEFIT PLANS.

               A. Company and each of its Subsidiaries are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations in all material respects under each Employee Benefit Plan. Each Company Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

               B. No ERISA Event has occurred or is reasonably expected to occur.

               C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in SCHEDULE 5.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company or any of its Subsidiaries.

               D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans

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with respect to which assets exceed benefit liabilities), which could reasonable be expected to result in a Direct Liability does not exceed $1,500,000.

               E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company and its Subsidiaries for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $1,500,000.

               F. As of the date hereof, Company and its Subsidiaries have made full payment when due of all required contributions to any Foreign Plan.

     5.12      CERTAIN FEES.

               No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, except, such as are included in Transaction Costs (which Transaction Costs include fees and expenses of Goldman, Sachs & Co.), and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

     5.13      ENVIRONMENTAL PROTECTION.

               (i) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity in each case that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

               (ii) as of the Closing Date, neither Company nor any of its Subsidiaries has received any letter or written request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law;

               (iii) there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

               (iv) as of the Closing Date neither Company nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries'

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     operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and

               (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

     5.14      EMPLOYEE MATTERS.

               There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

     5.15      SOLVENCY.

               The Loan Parties, on a consolidated basis, are, and, upon the incurrence of any Obligations by any Loan Party on any date on which this representation is made, will be, Solvent.

     5.16      MATTERS RELATING TO COLLATERAL.

               A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken to date pursuant to subsections 4.1L, 4.1M, 6.8 and 6.9 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements and PTO filings delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

               B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

               C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A and to evidence permitted lease obligations and other Liens permitted pursuant to subsection 7.2, (i) no effective UCC

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financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO (to Company's knowledge) or in the United States Copyright Office.

               D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

               E. INFORMATION REGARDING COLLATERAL. All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to the Collateral is accurate and complete in all material respects.

     5.17      DISCLOSURE.

               All factual information (taken as a whole) furnished by or on behalf of Holdings or any of its Subsidiaries to Administrative Agent or any Lender in writing on or before the Closing Date (including any such information contained in the Confidential Information Memorandum or in any Loan Document or Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries) for use in connection with the transactions contemplated by this Agreement is true and correct in all material respects and does not omit to state a material fact necessary in order to make the statements contained herein and therein, taken as a whole, not misleading at such time in light of the circumstances in which the same were made, it being understood that for purposes of this subsection 5.17, such factual information does not include projections and pro forma financial information. Any projections and pro forma financial information contained in such materials or delivered pursuant to this Agreement from time to time are or will be based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

     5.18      SUBORDINATED INDEBTEDNESS.

               The Obligations constitute senior indebtedness that is entitled to the benefits of the subordination provisions, if any, of all Indebtedness of Company and the Subsidiary Guarantors.

     5.19      RELATED AGREEMENTS.

               A. DELIVERY OF RELATED AGREEMENTS. Company has delivered to Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

               B. SELLER'S WARRANTIES. Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by FTD to Holdings and Merger Sub in the Merger Agreement is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Closing Date (or as of such earlier

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date, as the case may be), in each case subject to the qualifications set forth in the disclosure letter delivered by FTD in connection with the Merger
Agreement.

               C. WARRANTIES OF COMPANY. Subject to the qualifications set forth therein, each of the representations and warranties given by Holdings and Merger Sub to FTD in the Merger Agreement is true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Closing Date.

               D. SURVIVAL. Notwithstanding anything in the Merger Agreement to the contrary, the representations and warranties of Company set forth in subsections 5.19B and 5.19C shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Lenders.

     5.20      REPORTING TO IRS.

               Company does not intend to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event Company determines to take any action inconsistent with such intention, it will promptly notify Administrative Agent thereof.

               Company acknowledges that one or more Lenders may treat their Loans as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and Administrative Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

     5.21      FOREIGN ASSETS CONTROL REGULATIONS, ETC.

               Neither the making of the Loans to, or issuance of a Letter of Credit on behalf of, Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither Company nor any of its Subsidiaries or Affiliates (a) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079
(2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person. Company and its Subsidiaries and Affiliates are in compliance, in all material respects, with the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).

     5.22      FOREIGN SUBSIDIARIES.

               Neither Florists' Transworld Delivery Association of Canada Limited nor Florists' Transworld Delivery de Mexico, S. de R.L. de C.V., as of the Closing Date, is a Material Subsidiary.

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SECTION 6.     COMPANY'S AFFIRMATIVE COVENANTS

               Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

     6.1       FINANCIAL STATEMENTS AND OTHER REPORTS.

               Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent, which will distribute to each Lender:

               (i) EVENTS OF DEFAULT, ETC.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any written notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

               (ii) QUARTERLY FINANCIALS: as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (a) (i) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter, (ii) the related consolidated statement of income of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter and (iii) the related consolidated statements of stockholders' equity and cash flows of Company and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries for such Fiscal Quarter and for

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     the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

               (iii) YEAR-END FINANCIALS: as soon as available and in any event within 105 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts, assumptions or qualifications concerning the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

               (iv) PRICING AND COMPLIANCE CERTIFICATES: together with each delivery of financial statements pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period; in addition, on or before the 50th day following the end of each Fiscal Quarter, a Pricing Certificate demonstrating in reasonable detail the calculation of the Consolidated Leverage Ratio as of the end of the four-Fiscal Quarter period then ended;

               (v) RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial

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     statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or (xii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

               (vi) ACCOUNTANTS' CERTIFICATION: together with each delivery of consolidated financial statements pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

               (vii) ACCOUNTANTS' REPORTS: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

               (viii) SEC FILINGS AND PRESS RELEASES: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a

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     similar form) and prospectuses, if any, filed by Company or any of its
     Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

               (ix) LITIGATION OR OTHER PROCEEDINGS: promptly upon any Officer of Company obtaining knowledge of (1) the institution of, or non-frivolous threat of, any Proceeding against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed in writing by Company to Lenders or (2) any material development in any Proceeding that, in any case:

                            (x) if adversely determined, has a reasonable possibility after giving effect to the coverage and policy limits of insurance policies issued to Company and its Subsidiaries of giving rise to a Material Adverse Effect; or

                            (y) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

               (x) ERISA EVENTS: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

               (xi) ERISA NOTICES: with reasonable promptness, copies of (a) all written notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

               (xii) FINANCIAL PLANS: as soon as practicable and in any event no later than 90 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (the "FINANCIAL PLAN" for such Fiscal Year), including (a) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, together with PRO FORMA Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each quarter of such Fiscal Year, and (c) such other information and projections as any Lender may reasonably request;

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               (xiii)  INSURANCE: as soon as practicable after any material change in insurance coverage maintained by Company and its Subsidiaries notice thereof to Administrative Agent specifying the changes and reasons therefor;

               (xiv) GOVERNING BODY: with reasonable promptness, written notice of any change in the Governing Body of Company;

               (xv) NEW SUBSIDIARIES: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and
     (b) all of the data required to be set forth in SCHEDULE 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement SCHEDULE 5.1 annexed hereto for all purposes of this Agreement);

               (xvi) GOOD STANDING CERTIFICATES: together with each delivery of financial statements pursuant to subdivision (iii) above or upon request of Administrative Agent, good standing certificates as to each Loan Party from its jurisdiction of organization;

               (xvii) NOTICES FROM HOLDERS OF SUBORDINATED INDEBTEDNESS: promptly, upon receipt, copies of all notices from holders of Subordinated Indebtedness or a trustee, agent or other representative of such a holder;

               (xviii) PATRIOT ACT, ETC.: with reasonable promptness, information to confirm compliance with the representations contained in subsection 5.21 reasonably requested by any Lender through Administrative Agent; and

               (xix) OTHER INFORMATION: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender through Administrative Agent.

     Company and its Subsidiaries shall be deemed to have delivered reports referred to in clauses (ii), (iii) and (viii) of this subsection 6.1 when (A) such reports or other information have been posted on the Internet website of the Securities and Exchange Commission (http://www.sec.gov) or on its own Internet website as previously identified to Administrative Agent and Lenders, and (B) Company and its Subsidiaries have notified Administrative Agent and Lenders by electronic mail of such posting; PROVIDED that if Administrative Agent or any Lender request such information to be delivered in hard copies, Company and/or any of its Subsidiaries, as applicable, shall furnish to Administrative Agent or Lender, as applicable, such information accordingly.

     6.2       EXISTENCE, ETC.

               Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence in the jurisdiction of organization specified on
SCHEDULE 5.1 and all rights and franchises material to its business; PROVIDED, HOWEVER that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Governing Body of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of

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Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

     6.3       PAYMENT OF TAXES AND CLAIMS; TAX.

               A. Except as would not reasonably be expected to result in a Material Adverse Effect, Holdings will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a tax, assessment, charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

               B. Holdings will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries or a corporation that directly owns 50% or more of the Voting Stock of Holdings).

     6.4 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/ CONDEMNATION PROCEEDS.

               A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties necessary for and used in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

               B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve

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System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $1,000,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

               C.      APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

               (i) BUSINESS INTERRUPTION INSURANCE. Upon receipt by Company or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitment Amount shall be reduced) as provided in subsection 2.4B;

               (ii) NET INSURANCE/CONDEMNATION PROCEEDS RECEIVED BY COMPANY. Upon receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default shall have occurred and be continuing, Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, to prepay the Loans (and/or the Revolving Loan Commitment Amount shall be reduced) as provided in subsection 2.4B, and (b) if an Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitment Amount shall be reduced) as provided in subsection 2.4B.

               (iii) NET INSURANCE/CONDEMNATION PROCEEDS RECEIVED BY ADMINISTRATIVE AGENT. Upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitment Amount, Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitment Amount shall be reduced) as provided in subsection 2.4B, and (b) to the extent the foregoing clause (a) does not apply, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Company, and Company shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the

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     assets in respect of which such Net Insurance/Condemnation Proceeds were received; PROVIDED, HOWEVER that if at any time Administrative Agent reasonably determines (i) with respect to Net Insurance/Condemnation Proceeds described in subsection 6.4C(ii) in excess of $1,000,000 or (ii) with respect to Net Insurance/Condemnation Proceeds described in this subsection 6.4C(iii), (A) that Company or any Subsidiary is not proceeding diligently with the applicable repair, restoration or replacement or (B) that the applicable repair, restoration or replacement cannot be completed with such Net Insurance/Condemnation Proceeds, together with funds otherwise available to Company for such purpose, or that the applicable repair, restoration or replacement cannot be completed within 270 days after the receipt by Administrative Agent or Company or any of its Subsidiaries, as applicable, of such Net Insurance/Condemnation Proceeds, Company shall apply such Net Insurance/ Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitment Amount shall be reduced) as provided in subsection 2.4B.

     6.5       INSPECTION RIGHTS; LENDER MEETING.

               A. INSPECTION RIGHTS. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and, upon reasonable notice, as often as may reasonably be requested or at any time or from time to time following the occurrence and during the continuance of an Event of Default.

               B. LENDER MEETING. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's principal offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

     6.6       COMPLIANCE WITH LAWS, ETC.

               Company shall comply, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

     6.7       ENVIRONMENTAL MATTERS.

               A. ENVIRONMENTAL DISCLOSURE. Company will deliver to Administrative Agent and Lenders:

               (i) ENVIRONMENTAL AUDITS AND REPORTS. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of

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     any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

               (ii) NOTICE OF CERTAIN RELEASES, REMEDIAL ACTIONS, ETC. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (c) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws.

               (iii) WRITTEN COMMUNICATIONS REGARDING ENVIRONMENTAL CLAIMS, RELEASES, ETC. As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

               (iv) NOTICE OF CERTAIN PROPOSED ACTIONS HAVING ENVIRONMENTAL IMPACT. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

               B. COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES. Company shall, in compliance with all applicable Environmental Laws, promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies,

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sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim

     6.8 EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS AFTER THE CLOSING DATE.

               A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that any Person becomes a Domestic Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent of that fact and cause such Domestic Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1L) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Domestic Subsidiary described in the applicable forms of Collateral Documents. In addition, as provided in the Security Agreement, Company shall, or shall cause the Subsidiary that owns the Capital Stock of such Person, to execute and deliver to Administrative Agent a supplement to the Security Agreement and to deliver to Administrative Agent all certificates representing such Capital Stock of such Person (accompanied by irrevocable undated stock powers, duly endorsed in blank).

               B. FOREIGN SUBSIDIARIES. In the event that any Foreign Subsidiary of Company becomes a Material Subsidiary (whether or not such Foreign Subsidiary was a Subsidiary of Company on the date hereof) after the date hereof, Company will promptly notify Administrative Agent of that fact and, if such Subsidiary is directly owned by Company or a Domestic Subsidiary, cause such Subsidiary to execute and deliver to Administrative Agent such documents and instruments and take such further actions (including actions, documents and instruments comparable to those described in subsection 4.1L and the execution and delivery of any Foreign Pledge Agreements) as may be necessary, or in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on 66% of the capital stock of such Foreign Subsidiary.

               C. SUBSIDIARY ORGANIZATIONAL DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Organizational Documents, together with, if such Subsidiary is a Domestic Subsidiary, a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar officer of such Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and

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have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, (iii) an executed supplement to the Security Agreement evidencing the pledge of the Capital Stock of such Subsidiary by Company or a Subsidiary of Company that owns such Capital Stock, accompanied by certificate evidencing such Capital Stock, together with an irrevocable undated stock powers duly endorsed in blank and satisfactory in form and substance to Administrative Agent, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

     6.9       MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

               A. ADDITIONAL MORTGAGES, ETC. From and after the Closing Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property or any Material Leasehold Property (which may include a renewal of any lease on existing Leasehold Property) or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property with a value in excess of $500,000 or any Leasehold Property, in the case of clause (ii) above excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or then-existing senior lienholder, where Company and its Subsidiaries have attempted in good faith, but are unable, to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "ADDITIONAL MORTGAGED PROPERTY"), Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, a fully executed and notarized Mortgage (an "ADDITIONAL MORTGAGE"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, appraisal, documents, title insurance, environmental reports that may be reasonably required by Administrative Agent.

               B. REAL ESTATE APPRAISALS. Company shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser reasonably satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion).

               6.10 ESCROW OF FUNDS; PAYMENT OF FTD.COM SECURITIES LITIGATION SETTLEMENT. Within five Business Days of the Closing Date, Company shall deposit $7,261,497.55 with the Escrow Agent pursuant to the Escrow Agreement (the "SETTLEMENT CONTRIBUTION"). The Escrow Agreement will provide that the Settlement Contribution will be used to make any required Settlement Payments when due to the extent such Settlement

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Payments are not made by an insurer, either because no insurance coverage is available, such coverage is not sufficient or a determination as to whether such coverage exists is being made and will also provide that any excess funds remaining with the Escrow Agent that are not required to make Settlement Payments in full shall be returned to Company.

               6.11    POST CLOSING MATTERS.

               To the extent not delivered on or prior to the Closing Date, Company shall use, and shall cause each of its Subsidiaries to use, as applicable, commercially reasonable efforts to deliver within 60 days after the Closing Date (i) executed Collateral Access Agreements in favor of Administrative Agent for those inventory and equipment locations listed on
SCHEDULE 4 to the Security Agreement for which it is indicated on such schedule that a Collateral Access Agreement is required to be obtained and (ii) executed consents to assignment in favor of Administrative Agent with respect to those Assigned Agreements (as defined in the Security Agreement) listed on SCHEDULE 15 to the Security Agreement for which it is indicated on such schedule that a consent is required to be obtained. Within 30 days after the Closing Date Company shall deliver to Administrative Agent a report describing the efforts that have been made to obtain the Collateral Access Agreements and consents referred to in clauses (i) and (ii) of the preceding sentence. Such report shall be updated no earlier than 50 days after the Closing Date and no later than 60 days after the Closing Date with further updates thereafter to be delivered upon the reasonable request of Administrative Agent.

SECTION 7.     COMPANY'S NEGATIVE COVENANTS

               Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

     7.1       INDEBTEDNESS.

               Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

               (i) each Loan Party may become and remain liable with respect to the Obligations;

               (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

               (iii) Company and its Domestic Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases aggregating, together with Indebtedness of Company and its Subsidiaries secured by Liens permitted by subsection 7.2A(ii), not in excess of $15,000,000 at any one time;

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               (iv)    Company may become and remain liable with respect to
     Indebtedness to any Subsidiary Guarantor, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any Subsidiary Guarantor; PROVIDED that (a) a Lien on all such intercompany Indebtedness shall have been granted to Administrative Agent for the benefit of Lenders; (b) if such intercompany Indebtedness is evidenced by a promissory note or other instrument, such promissory note or instrument shall have been pledged to Administrative Agent pursuant to the Security Agreement; and (c) no wholly-owned Foreign Subsidiary may become and remain liable to Company or a Subsidiary Guarantor in an amount in excess of $10,000,000; PROVIDED that any such Indebtedness of a wholly-owned Foreign Subsidiary to Company or a Subsidiary Guarantor shall be evidenced by a promissory note or other instrument and such promissory note or other instrument shall be pledged to Administrative Agent;

               (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in SCHEDULE 7.1 annexed hereto and any refinancings, refundings, renewals or extensions thereof that in any case do not increase the principal or commitment amount thereof;

               (vi) Company may remain liable with respect to Indebtedness evidenced by the Subordinated Notes issued initially on or prior to the Closing Date in connection with funding a portion of the Merger Financing Requirements in an aggregate principal amount not to exceed $175,000,000;

               (vii) Company or a Domestic Subsidiary of Company may become and remain liable with respect to Indebtedness of any Person assumed in connection with any acquisition of such Person permitted under subsection
     7.3 and a Person that becomes a direct or indirect wholly-owned Subsidiary of Company as a result of any acquisition permitted under subsection 7.3 may remain liable with respect to Indebtedness existing on the date of such acquisition; PROVIDED that such Indebtedness is not created in anticipation of such acquisition;

               (viii) Any Foreign Subsidiary may become and remain liable with respect to Indebtedness of a Person assumed in connection with any acquisition of a Person permitted under subsection 7.3 and a Person that becomes a direct or indirect wholly-owned Foreign Subsidiary of Company as a result of any acquisition permitted under subsection 7.3 may remain liable with respect to Indebtedness existing on the date of such acquisition; PROVIDED that such Indebtedness is not created in anticipation of such acquisition; PROVIDED further that the aggregate amount of such Indebtedness shall not exceed $10,000,000 at any one time;

               (ix) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; PROVIDED that no more than $3,000,000 of such Indebtedness may be Indebtedness of Company's Domestic Subsidiaries;

               (x) Company may become and remain liable with respect to Incremental Loans; PROVIDED that Company causes an opinion of counsel in form and substance

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     reasonably satisfactory to Administrative Agent to be delivered to
     Administrative Agent to the effect that the incurrence and performance of the terms of such Incremental Loans do not conflict with or violate the terms of this Agreement or the Subordinated Note Indenture at or prior to the date such Incremental Loans were incurred; PROVIDED FURTHER that (A) after giving effect to the incurrence of the Incremental Loans, Company and its Subsidiaries shall be in pro forma compliance with the provisions of
     Section 7 of this Agreement and no Event of Default shall have occurred and be continuing or shall be caused thereby, (B) the proceeds of the Incremental Loans are used either (i) to prepay the Swing Line Loans, Term Loans and/or Revolving Loans and/or permanently reduce the Revolving Loan Commitments in accordance subsection 2.4B(iii)(e), or (ii) to finance the consummation of an acquisition permitted by subsection 7.3(vi) or subsection 7.3(vii) and (C) the Incremental Loans shall be incurred not more than one time during the term of this Agreement and no later than February 28, 2005 and on terms to be agreed upon by Company, Administrative Agent and the lenders of such Incremental Loans (which may be Lenders and/or other Eligible Assignees), and the Incremental Loans may be incurred and conforming amendments made to this Agreement and the other Loan Documents to reflect such Incremental Loans and the terms thereof without the consent of any Lender not a lender of such Incremental Loans, including, without limitation, conforming amendments: (w) to provide for the Incremental Loans to share ratably in the benefits of this Agreement and the other Loan Documents (including the accrued interest in respect thereof) with the other Loans made under this Agreement, (x) to Sections 1 and 2 to provide, among other things, for the Incremental Loans to share ratably with the Term Loans in the application of prepayments, (y) to provide an amortization schedule for the Incremental Loans, and (z) to include appropriately Lenders of Incremental Loans in any determination of Lenders, Requisite Lenders and Pro Rata Share, it being understood that no Lender or Agent is committed or obligated to participate in such Incremental Loans unless it agrees to do so in the document or agreement implementing such Incremental Loans; notwithstanding anything in this Agreement expressed or implied to the contrary (including, without limitation in subsection 10.6), nothing herein shall be construed to require consent from Lenders that are not lenders of such Incremental Loans to the incurrence of the Incremental Loans in compliance with this subsection 7.1(x), and this subsection 7.1(x) shall supersede any provisions in subsection 10.6 to the contrary; and

               (xi) Company may become and remain liable with respect to Indebtedness evidenced by additional Subordinated Notes in excess of the $175,000,000 of Subordinated Notes issued in connection with funding a portion of the Merger Financing Requirements in an aggregate principal amount not to exceed $100,000,000; PROVIDED that (A) after giving effect to the incurrence of Indebtedness in respect of such additional Subordinated Notes, Company and its Subsidiaries shall be in pro forma compliance with the provisions of Section 7 of this Agreement and no Event of Default shall have occurred and be continuing or shall be caused thereby and (B) the proceeds of such additional Subordinated Notes are used either (i) to prepay the Loans and/or permanently reduce the Revolving Loan Commitments in accordance with subsection 2.4B(iii)(e), or (ii) to finance the consummation of an acquisition permitted by subsection 7.3(vi) or subsection 7.3(vii).

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     7.2       LIENS AND RELATED MATTERS.

               A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

               (i)     Permitted Encumbrances;

               (ii) Liens on any asset existing at the time of acquisition of such asset by Company or a Subsidiary, or Liens to secure the payment of all or any part of the purchase price of an asset upon the acquisition of such asset by Company or a Subsidiary or to secure any Indebtedness permitted hereby incurred by Company or a Subsidiary at the time of or within ninety days after the acquisition of such asset, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof; PROVIDED, HOWEVER, that the Lien shall apply only to the asset so acquired and proceeds thereof; and PROVIDED FURTHER, that all such Liens do not in the aggregate secure Indebtedness that, together with the aggregate amount of all Capital Leases entered into pursuant to subsection 7.1(iii), exceeds $15,000,000 at any time;

               (iii) Liens on assets of a Person that becomes a direct or indirect Subsidiary of Company after the date of this Agreement, PROVIDED, however, that such Liens exist at the time such Person becomes a Subsidiary and are not created in anticipation thereof and, in any event, do not in the aggregate secure Indebtedness in excess of $2,500,000 at any time;

               (iv)    Liens described in SCHEDULE 7.2 annexed hereto;

               (v) Other Liens securing Indebtedness in an aggregate amount not to exceed $2,000,000 at any time outstanding; and

               (vi) Liens securing Indebtedness replacing or renewing the Indebtedness secured by Liens described in clauses (ii), (iii) and (iv) of this subsection 7.2A; PROVIDED that such Liens encumber the same property encumbered by the original Liens and no other property and the principal or commitment amount of Indebtedness secured thereby does not increase.

               B. NO FURTHER NEGATIVE PLEDGES. Neither Company nor any of its Domestic Subsidiaries shall enter into any agreement (other than the Subordinated Note Indenture or any agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except (i) with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale; (ii) this Agreement and the other Loan Documents; (iii) any covenant in

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

documents creating Liens permitted by Section 7.2A prohibiting further liens on the assets encumbered thereby; and (iv) any other agreement that does not restrict Liens created pursuant to the Loan Documents on assets of Company or its Domestic Subsidiaries securing the Obligations or any Interest Rate Agreement and does not require the granting of any Lien securing any other Indebtedness or other obligation by virtue of the granting of Liens on or pledge of assets of Company or its Domestic Subsidiaries to secure the Obligations or any Interest Rate Agreement.

               C. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except as provided (a) in any of the Loan Documents, (b) in an agreement with respect to an Asset Sale (or a sale not prohibited hereby that does not constitute an Asset Sale), (c) in any agreement in existence at the time any Person becomes a Subsidiary after the Closing Date that apply only to property of such Person, including restrictions under any acquired Indebtedness of such Person not incurred in violation of this Agreement (including any equity interest) relating to the property, assets or business of the Person acquired by Company or any of its Subsidiaries, which restriction in each case existed at the time of acquisition, were not put into place in connection with or in anticipation of such acquisition and are not applicable to any Person other than the Person acquired, or to any property, assets or business, other than the property, assets or business so acquired, (d) in leases or licenses of, or mortgages and other agreements relating to Liens, which Liens constitute Permitted Encumbrances, on, specified property or assets limiting or prohibiting transfers of such property or assets (including, without limitation, non-assignment clauses, the absence of consent to assignment clauses, due-on-sale clauses and clauses prohibiting junior Liens), (e) the Subordinated Note Indenture, (f) Joint Venture agreements and other similar agreements relating to the disposition or distribution of assets, (g) in any agreement that amends, refinances or replaces any agreement containing restrictions permitted under the preceding clauses (a) through (f); PROVIDED that the terms and conditions of such agreement, as they relate to any such restrictions, are no less favorable to Company or such Subsidiaries, as applicable, than those under the agreement so amended, refinanced or replaced, and (h) restrictions contained in Indebtedness not incurred in violation hereof by a Foreign Subsidiary; provided that such restrictions relate only to one or more Foreign Subsidiaries.

               D. HOLDINGS CAPITAL STOCK. To the extent 50% or more of the Voting Stock of Holdings is held by a holding company, no Liens shall be created, incurred, assumed or permitted to exist with respect to such Voting Stock.

     7.3       INVESTMENTS; ACQUISITIONS.

               Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or

Capital Stock or other ownership interest of any Person, or any division or line of business of any Person except:

               (i) Company and its Subsidiaries may make and own Investments in Cash and Cash Equivalents;

               (ii) Company and its wholly-owned Domestic Subsidiaries may make and own additional equity Investments in their respective wholly-owned Domestic Subsidiaries;

               (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

               (iv) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

               (v) Company and its Subsidiaries may continue to own the Investments owned by them and described in SCHEDULE 7.3 annexed hereto;

               (vi) Company and its Domestic Subsidiaries may acquire assets (including Capital Stock and including Capital Stock of Subsidiaries formed in connection with any such acquisition) having a fair market value not in excess of $15,000,000 in any one Fiscal Year and $40,000,000 in the aggregate and continue to own such assets after the acquisition thereof; PROVIDED that (a) Company shall, and shall cause its Domestic Subsidiaries to, comply with the requirements of subsections 6.8 and 6.9 with respect to each such acquisition that results in a Person becoming a Subsidiary, (b) Company shall be in pro forma compliance with all financial covenants after giving effect to such acquisition and (c) no Event of Default shall have occurred and be continuing prior to such acquisition or result from such acquisition;

               (vii) any Foreign Subsidiary of Company may acquire assets (including Capital Stock and including Capital Stock of Subsidiaries formed in connection with any such acquisition) having a fair market value not in excess of $7,500,000 in any one Fiscal Year and $20,000,000 in the aggregate and continue to own such assets after the acquisition thereof; PROVIDED that (a) Company shall cause such Foreign Subsidiary to comply with the requirements of subsection 6.8 with respect to each such acquisition that results in a Person becoming a Subsidiary, (b) Company shall be in pro forma compliance with all financial covenants after giving effect to such acquisition and (c) no Event of Default have occurred and be continuing prior to such acquisition or result from such acquisition;

               (viii) Company and its wholly-owned Domestic Subsidiaries may make additional Investments in their respective Foreign Subsidiaries; PROVIDED that the amount of all such Investments does not exceed $5,000,000 (plus the amount of all loans or advances permitted under subsection 7.1(iv)) in the aggregate for all such Investments since the Closing Date, including all Contingent Obligations of Company pursuant to subsections 7.4(viii) and (ix);

               (ix) Company and its Domestic Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $5,000,000;

               (x) Company may acquire and hold obligations of one or more officers or other employees of Company or its Subsidiaries in connection with (i) such officers' or employees' acquisition of shares of Holdings' common stock (or the common stock of a parent entity of Holdings that directly owns 50% or more of the Voting Stock of Holdings) so long as no cash is actually advanced by Company or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations or (ii) in connection with the payment of income taxes on employee-owned stock of Holdings, Company or its Subsidiaries (in an aggregate amount during any Fiscal Year not in excess of $1,000,000);

               (xi) Company and its Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any Asset Sale permitted by subsection 7.7;

               (xii) Company and its Subsidiaries may acquire Securities in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Company or any of its Subsidiaries, including Securities received in connection with the bankruptcy, insolvency or reorganization of the Person obligated on such Indebtedness or claim, or as security for any such Indebtedness or claim;

               (xiii) Company and its Subsidiaries may make loans (financing equipment sold by Company and its Subsidiaries) or equipment leases to customers doing business with Company and its Subsidiaries in an aggregate principal amount not to exceed (i) $20,000,000 at any time on or prior to June 30, 2006, (ii) $30,000,000 at any time after June 30, 2006 but on or prior to June 30, 2007 and (iii) $40,000,000 at any time after June 30, 2007 (with the principal amount of such leases to be deemed to be equal to the discounted present value, at a market rate of interest, of the remaining rental payments plus any residual value of the leased equipment as shown on Company's financial statements); provided that, Company or such Subsidiary has filed appropriate UCC financing statements to protect its interest in all such financed equipment to the extent such equipment has, at the time of such transaction, a fair market value in excess of $10,000; and

               (xiv) Company and its Subsidiaries may make loans to customers doing business with Company and its Subsidiaries in settlement of accounts receivable owing to Company or any of its Subsidiaries from such customer in an aggregate principal amount not to exceed $7,500,000 at any one time.

     7.4       CONTINGENT OBLIGATIONS.

               Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

               (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

               (ii) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

               (iii)   Hedge Agreements with respect to Indebtedness;

               (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

               (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any obligation of Company or any of its Domestic Subsidiaries not prohibited under this Agreement;

               (vi) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in SCHEDULE 7.4 annexed hereto;

               (vii) Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations arising under their subordinated guaranties of the Subordinated Notes;

               (viii) Company (subject to subsection 7.3(viii)) and Company's Foreign Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any obligation of another Foreign Subsidiary of Company not prohibited under this Agreement; and

               (ix) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations in an aggregate amount not to exceed $1,000,000.

     7.5       RESTRICTED JUNIOR PAYMENTS.

               Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; PROVIDED that (i) Company may make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent not prohibited under subsection 7.12B, (ii) Company may make all payments necessary in connection with the Merger, (iii) so long as no Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to Holdings (a) in an aggregate amount not to exceed
(1) $250,000 in any Fiscal Year prior to a Qualified Public Offering or (2) $2,000,000 in any Fiscal Year after a Qualified Public Offering, to the extent necessary to permit Holdings to pay general administrative costs and expenses,
(b) to the extent necessary to permit Holdings (or an Affiliate of Holdings) to discharge the consolidated, combined or other group tax liabilities of Holdings and its Subsidiaries, in each case so long as Holdings (or an Affiliate of Holdings) applies the amount of any such Restricted Junior Payment for such purpose, (c) for repurchases of Capital Stock from employees of Company or any of its Subsidiaries, FTD-member florists, distributors or directors (or their heirs or estates) of Holdings, Company or any Subsidiary of

Company upon the death, disability or termination of employment (or termination of membership or distribution, in the case of a FTD-member florist or distributor); PROVIDED that such repurchases are made with the proceeds of such Restricted Junior Payments within three Business Days of the payment of such Restricted Junior Payments, and (d) to make payments of cash, in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of, or issuance of Capital Stock in lieu of cash dividends on any Capital Stock of Holdings, provided that the aggregate amount of Restricted Junior Payments made after the Closing Date pursuant to this clause (d) and clause (c) above shall not exceed $7,500,000, (iv) Company may make one or more Restricted Junior Payments to Holdings equal in the aggregate to the lesser of (a) the Settlement Insurance Proceeds and (b) the difference between (1) the sum of the Settlement Insurance Proceeds and the Settlement Contribution and (2) the amount of Settlement Payments, (v) Company may purchase Capital Stock of Holdings in a purchase deemed to occur upon the exercise of stock options, warrants or other convertible securities to the extent such Capital Stock represents a portion of the exercise price thereof, and (vi) Company may purchase or redeem the Subordinated Notes using the proceeds from a Public Offering of Stock to the extent the gross proceeds from such Public Offering of Stock aggregate no less than $50,000,000 and are not otherwise required to be applied as a mandatory prepayment pursuant to subsection 2.4B(iii)(c), PROVIDED that (a) the Consolidated Senior Leverage Ratio (calculated to give pro forma effect to any mandatory prepayment that will be made using the proceeds from such Public Offering of Stock) as of the last day of the Fiscal Quarter immediately preceding the date such proceeds are received is less than 1.50:1.00, (b) the excess of the Revolving Loan Commitment Amount over the Total Utilization of Revolving Loan Commitments on the day immediately preceding the closing of such Public Offering of Stock is at least $15,000,000 and (c) Administrative Agent shall have received an Officer's Certificate setting forth the calculation of Consolidated Senior Leverage Ratio required by the foregoing clause (a) and setting forth the availability of Revolving Loans as required by the foregoing clause (b).

     7.6       FINANCIAL COVENANTS.

               A. MINIMUM INTEREST COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for any four-Fiscal Quarter period ending on the dates set forth below to be less than the correlative ratio indicated:

                                                                MINIMUM INTEREST
                PERIOD ENDING                                    COVERAGE RATIO
                -------------                                   ----------------
March 31, 2004                                                     2.10:1.00
June 30, 2004                                                      2.10:1.00
September 30, 2004                                                 2.10:1.00
December 31, 2004                                                  2.10:1.00

March 31, 2005                                                     2.10:1.00
June 30, 2005                                                      2.20:1.00
September 30, 2005                                                 2.20:1.00
December 31, 2005                                                  2.20:1.00

March 31, 2006                                                     2.20:1.00
June 30, 2006                                                      2.30:1.00
September 30, 2006                                                 2.30:1.00
December 31, 2006                                                  2.30:1.00

March 31, 2007                                                     2.30:1.00
June 30, 2007                                                      2.50:1.00
September 30, 2007                                                 2.50:1.00
December 31, 2007                                                  2.50:1.00

March 31, 2008                                                     2.50:1.00
June 30, 2008                                                      2.75:1.00
September 30, 2008                                                 2.75:1.00
December 31, 2008                                                  2.75:1.00

March 31, 2009                                                     2.75:1.00
June 30, 2009 and the last day of each Fiscal
Quarter thereafter                                                 3.00:1.00

               B. MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges for any four-Fiscal Quarter period ending on any of the dates set forth below to be less than the correlative ratio indicated:

                                                               MINIMUM FIXED
                PERIOD ENDING                              CHARGE COVERAGE RATIO
                -------------                              ---------------------
March 31, 2004                                                   1.40:1.00
June 30, 2004                                                    1.40:1.00
September 30, 2004                                               1.45:1.00
December 31, 2004                                                1.45:1.00

March 31, 2005 and the last day of each Fiscal
Quarter thereafter                                               1.50:1.00

               C. MAXIMUM LEVERAGE RATIO. Company shall not permit the Consolidated Leverage Ratio as of the last day of each Fiscal Quarter ending on the dates set forth below to exceed the correlative ratio indicated:

                PERIOD ENDING                             MAXIMUM LEVERAGE RATIO
                -------------                             ----------------------
March 31, 2004                                                   6.00:1.00
June 30, 2004                                                    5.90:1.00
September 30, 2004                                               5.90:1.00
December 31, 2004                                                5.75:1.00

March 31, 2005                                                   5.75:1.00
June 30, 2005                                                    5.50:1.00
September 30, 2005                                               5.50:1.00
December 31, 2005                                                5.50:1.00

March 31, 2006                                                   5.50:1.00
June 30, 2006                                                    4.85:1.00
September 30, 2006                                               4.85:1.00
December 31, 2006                                                4.85:1.00

March 31, 2007                                                   4.85:1.00
June 30, 2007                                                    4.25:1.00
September 30, 2007                                               4.25:1.00
December 31, 2007                                                4.25:1.00

March 31, 2008                                                   4.25:1.00
June 30, 2008                                                    3.75:1.00
September 30, 2008                                               3.75:1.00
December 31, 2008                                                3.75:1.00

March 31, 2009                                                   3.75:1.00
June 30, 2009 and the last day of each Fiscal
Quarter thereafter                                               3.25:1.00

     7.7       RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES.

               Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

               (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor (or, in the case of a Foreign Subsidiary, to another Foreign Subsidiary); PROVIDED that, in the case of such a merger, Company or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving Person;

               (ii) Company and its Subsidiaries may sell, lease or otherwise dispose of assets in transactions that do not constitute Asset Sales; PROVIDED that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

               (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

               (iv) Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $10,000,000 in any Fiscal Year; PROVIDED that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) 75% of the consideration received shall be cash; and (c) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a) or subsection 2.4D;

               (v) in order to resolve disputes that occur in the ordinary course of business, Company and its Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

               (vi) Company or a Subsidiary may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the Governing Body of the Subsidiary if required by applicable law;

               (vii) the Merger may occur in accordance with the terms and conditions of the Merger Agreement;

               (viii) any Person may be merged with or into Company or any Subsidiary if the acquisition of the Capital Stock of such Person by Company or such Subsidiary would have been permitted pursuant to subsection 7.3; PROVIDED that (a) in the case of Company, Company shall be the continuing or surviving Person, (b) if a Subsidiary is not the surviving or continuing Person, the surviving Person becomes a Subsidiary and complies with the provisions of subsection 6.8 and subsection 6.9 and (c) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving effect thereto;

               (ix) Company or a Subsidiary may, in the ordinary course of business, liquidate Cash Equivalents;

               (x) Company and its Subsidiaries may sell or grant licenses to use Intellectual Property to the extent such licenses do not prohibit the licensor from using such Intellectual Property;

               (xi) Company and its Subsidiaries may sell and lease back property in a transaction permitted by subsection 7.10; and

               (xii) Company and its Subsidiaries may settle accounts receivable owing to Company or any of its Subsidiaries in connection with the making of loans permitted by subsection 7.3(xiv).

     7.8       CONSOLIDATED CAPITAL EXPENDITURES.

               Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such Fiscal Year; PROVIDED that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (without giving effect to any adjustment in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year; PROVIDED, FURTHER that in no event shall the amount of such increase exceed 50% of the Maximum Consolidated Capital Expenditures Amount for such previous Fiscal Year (prior to any adjustment in accordance with this proviso):

                                                            MAXIMUM CONSOLIDATED
              FISCAL YEAR ENDING                            CAPITAL EXPENDITURES
              ------------------                            --------------------
June 30, 2004                                                   $  8,000,000
June 30, 2005                                                   $  9,000,000
June 30, 2006                                                   $  9,500,000
June 30, 2007                                                   $  9,500,000
June 30, 2008                                                   $ 10,000,000
June 30, 2009 and each Fiscal Year thereafter                   $ 10,000,000

     7.9       TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

               Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder,
(A) in the case of any agreement or arrangement pursuant to which any Loan Party is obligated to pay any amounts to LGP (including any of its Affiliates other than Holdings), without the prior written consent of Administrative Agent, Syndication Agent and Requisite Lenders, and (B) in all other cases, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (ii) reasonable and customary fees paid to members of the Governing Bodies of Company and its Subsidiaries, (iii) the execution and delivery of the LGP Management Agreement, the Management Contribution and Subscription Agreements and the Stockholders Agreement, (iv) payments to LGP for the reimbursement of expenses pursuant to the LGP Management Agreement as in effect on the Closing Date, (v) so long as no Event of Default shall have occurred and be continuing or shall be caused thereby, (A) payments of amounts (other than as referred to in subclause (iv)) due to LGP pursuant to the LGP Management Agreement as in effect on the Closing Date; and (B) transactions contemplated by the Management Contribution and Subscription Agreements and the Stockholders Agreement, as in effect on the Closing Date, on terms and subject to the conditions set forth therein, (vi) the transactions contemplated by this Agreement and the Related Agreements to occur on the Closing Date, (vii) indemnification payments to officers or directors of Loan Parties, (viii) arrangements with Interflora, Inc., (ix) payments or loans to employees which are approved by a majority of the Governing Body of

Company or are made pursuant to agreements, arrangements or plans approved by a majority of the Governing Body of Company, (x) any transaction as in effect as of the date hereof and set forth on Schedule 7.9, (xi) employment agreements of senior management of Company as in effect as of the date hereof or otherwise approved by the Governing Body of Company and (xii) any Restricted Junior Payment permitted by subsection 7.5.

     7.10      SALES AND LEASE-BACKS.

               Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) that Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; PROVIDED that (a) Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease to the extent that the transaction would be permitted under subsection 7.1, assuming the sale and lease back transaction constituted Indebtedness in a principal amount equal to the gross proceeds of the sale and (b) so long as no Event of Default has occurred and is continuing or shall be caused thereby, Florists' Transworld Delivery, Inc. may sell, and become and remain liable as lessee with respect to a lease for, its headquarters located at 3113 Woodcreek Drive, Downers Grove, Illinois, so long as the Net Asset Sale Proceeds resulting therefrom are applied to prepay the Loans and/or reduce permanently the Revolving Loan Commitment Amount in an amount equal to such proceeds.

     7.11      CONDUCT OF BUSINESS.

               From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

     7.12 AMENDMENTS OR WAIVERS OF CERTAIN AGREEMENTS; AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS; DESIGNATION OF DESIGNATED SENIOR INDEBTEDNESS.

               A. AMENDMENTS OR WAIVERS OF CERTAIN AGREEMENTS. Neither Company nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Related Agreement (other than any agreement evidencing or governing any Subordinated Indebtedness) after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

               B. AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change

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the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate or waive any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.

               C. DESIGNATION OF "DESIGNATED SENIOR INDEBTEDNESS." Company shall not designate any Indebtedness as "Designated Senior Indebtedness" (as defined in the Subordinated Note Indenture) for purposes of the Subordinated
Note Indenture without the prior written consent of Requisite Lenders.

     7.13      FISCAL YEAR.

               Company shall not change its Fiscal Year-end from June 30.

SECTION 8.     EVENTS OF DEFAULT

               If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

     8.1       FAILURE TO MAKE PAYMENTS WHEN DUE.

               Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

     8.2       DEFAULT IN OTHER AGREEMENTS.

               (i) Failure of Holdings, Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $2,500,000 or more or with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or

               (ii) breach or default by Holdings, Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such

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     item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (in each case only after the requisite giving or receiving of notice, lapse of time, both, or otherwise and provided such breach or default has not been waived); or

     8.3       BREACH OF CERTAIN COVENANTS.

               Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

     8.4       BREACH OF WARRANTY.

               Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

     8.5       OTHER DEFAULTS UNDER LOAN DOCUMENTS.

               Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

     8.6       INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

               (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings, Company or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

               (ii) an involuntary case shall be commenced against Holdings, Company or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, Company or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, Company or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial

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     part of the property of Holdings, Company or any of its Material
     Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

     8.7       VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

               (i) Holdings, Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings, Company or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or

               (ii) Holdings, Company or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of Holdings, Company or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause
     (ii); or

     8.8       JUDGMENTS AND ATTACHMENTS.

               Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $5,000,000, excluding amounts covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

     8.9       DISSOLUTION.

               Any order, judgment or decree shall be entered against Holdings, Company or any of its Material Subsidiaries decreeing the dissolution or split up of Holdings, Company or that Material Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

     8.10      EMPLOYEE BENEFIT PLANS.

               There shall occur one or more ERISA Events or similar events in respect of any Foreign Plans, that individually or in the aggregate result in or might reasonably be expected to result in a Direct Liability of Company or any of its Subsidiaries in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) and unfunded liabilities in respect of Foreign Plans, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which could reasonably be expected to result in a Direct Liability in excess of $1,500,000; or

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     8.11      CHANGE IN CONTROL.

               A Change in Control shall have occurred; or

     8.12 INVALIDITY OF LOAN DOCUMENTS; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

               At any time after the execution and delivery thereof, (i) any Loan Document or any provision thereof, for any reason other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) in any material respect or shall be declared to be null and void, (ii) Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered by the Collateral Documents, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document or any provision thereof in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document or any provision thereof to which it is a party; or

     8.13      CONDUCT OF BUSINESS BY HOLDINGS.

               Holdings shall (i) engage in any business other than entering into and performing its obligations under and in accordance with the Loan Documents and Related Agreements to which it is a party or (ii) own any assets other than (a) the capital stock of Company and (b) Cash and Cash Equivalents in an amount not to exceed $250,000 prior to a Qualified Public Offering and $2,000,000 after a Qualified Public Offering at any one time for the purpose of paying general operating expenses of Holdings or (iii) have any Indebtedness or other liability in respect of Indebtedness or any material contractual obligation other than its obligations under the Holdings Guaranty or any of the Related Agreements; or

     8.14      FAILURE TO CONSUMMATE MERGER

               The Merger shall not be consummated in accordance with this Agreement and the applicable Related Agreements substantially concurrently with the making of the initial Loans, or the Merger shall be unwound, reversed or otherwise rescinded in whole or in part for any reason; or

     8.15      AMENDMENT OF CERTAIN DOCUMENTS OF HOLDINGS.

               Holdings shall agree to any material amendment to, or waive any of its material rights under, or otherwise change any material terms of, any of the Merger Agreement or the Holdings Certificate of Designations, in each case as in effect on the Closing Date, in a manner adverse to Holdings or any of its Subsidiaries or to Lenders without the prior written consent of Administrative Agent and Requisite Lenders:

               THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have

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presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase assignments of any unpaid Swing Line Loans as provided in subsection 2.1A(iii).

               Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided.

SECTION 9.     ADMINISTRATIVE AGENT

     9.1       APPOINTMENT.

               A. APPOINTMENT OF ADMINISTRATIVE AGENT. CSFB is hereby appointed Administrative Agent hereunder and under the other Loan Documents. Each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this
Section 9 are solely for the benefit of Administrative Agent and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent (other than as provided in subsection 2.1D) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any other Loan Party.

               B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or

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collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

               In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

               Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

               C. CONTROL. Each Lender and Administrative Agent hereby appoint each other Lender as agent for the purpose of perfecting Administrative Agent's security interest in assets that, in accordance with the UCC, can be perfected by possession or control.

     9.2       POWERS AND DUTIES; GENERAL IMMUNITY.

               A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or Company; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon

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Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

               B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Company to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

               C. EXCULPATORY PROVISIONS. No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

               D. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and

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functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. An Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

     9.3 INDEPENDENT INVESTIGATION BY LENDERS; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

               Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

     9.4       RIGHT TO INDEMNITY.

               Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and its officers, directors, employees, agents, attorneys, professional advisors and Affiliates to the extent that any such Person shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or such other Persons in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting solely from such Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     9.5       SUCCESSOR ADMINISTRATIVE AGENT AND SWING LINE LENDER.

               A. SUCCESSOR ADMINISTRATIVE AGENT. Any Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to, and, so

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long as no Event of Default has occurred and is continuing, the consent of,
Company (which consent shall not be unreasonably withheld), to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

               B. SUCCESSOR SWING LINE LENDER. Any resignation of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation of CSFB or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and (iii) if so requested by the successor Administrative Agent and Swing Line Lender in accordance with subsection 2.1E, Company shall issue a Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of EXHIBIT VII annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

     9.6       COLLATERAL DOCUMENTS AND GUARANTIES.

               Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and Guaranty; PROVIDED that Administrative Agent shall not
(i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or Guaranty or
(ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); PROVIDED FURTHER, HOWEVER, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented or (c) subordinate the Liens of Administrative Agent, on behalf of Lenders, to any Liens permitted by subsection 7.2; PROVIDED that, in the case of a sale of such item of Collateral or stock referred to in subdivision (a) or (b), the requirements of subsection 10.14 are satisfied. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being

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understood and agreed that all powers, rights and remedies under the Collateral
Documents and the Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

               Without derogating from any other authority granted to Administrative Agent herein or in the Collateral Documents or any other document relating thereto, each Lender hereby specifically (i) authorizes Administrative Agent to enter into pledge agreements pursuant to this subsection 9.6 with respect to the Capital Stock of all existing and future first-tier Foreign Subsidiaries, which pledge agreements may be governed by the laws of each of the jurisdictions of formation of such Foreign Subsidiaries, as agent on behalf of each of Lenders, with the effect that Lenders each become a secured party thereunder and (ii) appoints Administrative Agent as its attorney-in-fact granting it the powers to execute each such pledge agreement in its name and on its behalf, with the effect that Lenders each become a secured party thereunder. With respect to each such pledge agreement, Administrative Agent has the power to sub-delegate to third parties its powers as attorney-in-fact of each Lender.

     9.7       DUTIES OF OTHER AGENTS.

               To the extent any other Lender is identified in this Agreement as a "co-agent", documentation agent or syndication agent, such Lender shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.

     9.8       ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

               In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Holdings, Company or any of the Subsidiaries of Holdings or Company, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

               (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their

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     agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 10.2) allowed in such judicial proceeding, and

               (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 10.2.

               Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 10.    MISCELLANEOUS

     10.1 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

               A. GENERAL. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to the further provisions of this subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders (and any attempted assignment or transfer by Company without such consent shall be null and void). No sale, assignment or transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation. Anything contained herein to the contrary notwithstanding, except as provided in subsection 2.1A(iii) and subsection 10.5, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described below to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Administrative Agent and Lenders and Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               B.      ASSIGNMENTS.

               (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this

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     Agreement; PROVIDED that (a), except (1) in the case of an assignment of the entire remaining amount of the assigning Lender's rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Revolving Loan Exposure or Term Loan Exposure, as the case may be, of the assigning Lender and the assignee subject to each such assignment shall not be less than $1,000,000, (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or Commitments assigned and any assignment of all or any portion of a Revolving Loan Commitment, Revolving Loans or Letter of Credit participations shall be made only as an assignment of the same proportionate part of the assigning Lender's Revolving Loan Commitment, Revolving Loans and Letter of Credit participations, (c) the parties to each assignment shall (A) electronically execute and deliver to Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to Administrative Agent or (B) manually execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not already be a party to this Agreement, shall deliver to Administrative Agent information reasonably requested by Administrative Agent, including an administrative questionnaire and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii) and with respect to information requested under the Patriot Act, and (d) Administrative Agent, if no Event of Default has occurred and is continuing, Company, and, in the case of the assignment of Revolving Loans or Revolving Loan Commitments, CSFB, if CSFB is an Issuing Lender, shall have consented thereto (which consents shall not be unreasonably withheld or delayed); PROVIDED that, (I) with respect to the Term Loans, no consent of Company or Administrative Agent shall be required in the case of any assignment to a Lender, any Affiliate of a Lender or any Approved Fund of a Lender, (II) with respect to the Revolving Loans or any Revolving Loan Commitment, no consent of Company shall be required in the case of any assignment to a Lender, any Affiliate of a Lender or any Approved Fund of a Lender and (III) no consent of Company shall be required in connection with any assignment relating to the primary allocation or syndication of the Term Loans or Revolving Loans by CSFB. Upon acceptance and recording by Administrative Agent pursuant to clause (ii) below, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and shall be deemed to have made all of the agreements of a Lender contained in the Loan Documents arising out of or otherwise related to such rights and obligations and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; PROVIDED that, anything

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     contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is an Issuing Lender such Lender shall continue to have all rights and obligations of an Issuing Lender until the cancellation or expiration of any Letters of Credit issued by it and the reimbursement of any amounts drawn thereunder). The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and/or to the assigning Lender, substantially in the form of
     EXHIBIT IV or EXHIBIT VI annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Revolving Loans and/or outstanding Term Loans, as the case may be, of the assignee and/or the assigning Lender. Other than as provided in subsection 2.1A(iii) and subsection 10.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

               (ii) ACCEPTANCE BY ADMINISTRATIVE AGENT; RECORDATION IN REGISTER. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment) and (b) record the information contained therein in the Register. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (ii). Notwithstanding the foregoing, in the case of an assignment to an Eligible Assignee, which is, immediately prior to such assignment, an Affiliate of the assigning Lender or an Approved Fund with respect to the assigning Lender, such assignment shall be effective between such assigning Lender and its Affiliate or Approved Fund (as the case may be) immediately without compliance with the conditions for assignment under this subsection 10.1B, but shall not be effective with respect to Company, Administrative Agent, any Issuing Lender or any Lender, and Company, Administrative Agent, each Issuing Lender and each Lender shall be entitled to deal solely and directly with such assigning Lender under any such assignment, in each case, until the conditions for assignment under this subsection 10.1B have been complied with.

               (iii) DEEMED CONSENT BY COMPANY. If the consent of Company to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in subsection 10.1B(i)), Company shall be deemed to have given its consent five Business

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     Days after the date notice thereof has been delivered by the assigning
     Lender (through Administrative Agent) unless such consent is expressly refused by Company prior to such fifth Business Day.

               (iv) SPECIAL PURPOSE FUNDING VEHICLES. Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to Administrative Agent and Company, the option to provide to Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to Company pursuant to this Agreement; PROVIDED THAT (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this subsection 10.1B(iv), any SPC may (i) with notice to, but without the prior written consent of, Company and Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This subsection 10.1B(iv) may not be amended without the written consent of the SPC. A SPC shall not be entitled to the benefits of subsection 2.7 unless it complies with subsection 2.7B(iii) as though it were a Lender.

               C. PARTICIPATIONS. Any Lender may, without the consent of, or notice to, Company or Administrative Agent, sell participations to one or more Persons (other than a natural Person or Company or any of its Affiliates) in all or a portion of such Lender's rights and/or obligations under this Agreement; PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Company, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such

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Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation. Subject to the further provisions of this subsection 10.1C, Company agrees that each Participant shall be entitled to the benefits of subsections 2.6D and 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection 10.5 as though it were a Lender. A Participant shall not be entitled to receive any greater payment under subsections 2.6D and 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Company's prior written consent. A Participant shall not be entitled to the benefits of subsection 2.7 unless Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Company, to comply with subsection 2.7B(iii) as though it were a Lender.

               D. PLEDGES AND ASSIGNMENTS. Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank; PROVIDED that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and
(ii) in no event shall any assignee or pledgee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

               E. INFORMATION. Each Lender may furnish any information concerning Holdings, Company or any of Company's Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

               F. AGREEMENTS OF LENDERS. Each Lender listed on the signature pages hereof hereby severally agrees, and each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to severally agree, (i) that it is an Eligible Assignee described in clause (ii) of the definition thereof; (ii) that it has experience and expertise in the making of or purchasing loans such as the Loans; and (iii) that it will make or purchase its Loans for its own account in the ordinary course of its business and without a present view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall also be deemed to represent that such Assignment Agreement constitutes a legal, valid and binding obligation of such Lender, enforceable against such Lender in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

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     10.2      EXPENSES.

               Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all costs and expenses of furnishing all opinions by counsel for Company (including any opinions reasonably requested by Administrative Agent or Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) all reasonable fees, expenses and disbursements of counsel to Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all costs and expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all costs and expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any environmental audits or reports provided for under subsection 4.1K or 6.9A; (vi) all costs and expenses incurred by Administrative Agent in connection with the custody or preservation of any of the Collateral; (vii) all other costs and expenses incurred by Administrative Agent in connection with the primary syndication of the Commitments; (viii) all costs and expenses, including reasonable attorneys' fees and fees, costs and expenses of accountants, advisors and consultants, incurred by Administrative Agent and its counsel relating to efforts to (a) evaluate or assess any Loan Party, its business or financial condition and (b) protect, evaluate, assess or dispose of any of the Collateral; and (ix) all costs and expenses, including reasonable attorneys' fees, fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

     10.3      INDEMNITY.

               In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents and Lenders (including Issuing Lenders), and the officers, directors, employees, agents, trustees, advisors and Affiliates of Agents and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); PROVIDED that Company shall

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not have any obligation to any Indemnitee hereunder with respect to any
Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

               As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement, the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, the failure of an Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties)), (ii) the statements contained in the commitment letter delivered by Administrative Agent, Syndication Agent and UBS AG, Cayman Islands Branch, to Holdings with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

               To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

     10.4      SET-OFF.

               In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that

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Lender or any Affiliate of that Lender to or for the credit or the account of
Company and each other Loan Party against and on account of the Obligations of Company or any other Loan Party to that Lender (or any Affiliate of that Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     10.5      RATABLE SHARING.

               Lenders hereby agree among themselves that if any of them shall, whether by voluntary or mandatory payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall, unless such proportionately greater payment is required by the terms of this Agreement, (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 10.1B with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

     10.6      AMENDMENTS AND WAIVERS.

               No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED that no such amendment, modification, termination, waiver or consent shall, without the consent of (a) each Lender with Obligations directly affected (whose consent shall be sufficient for any such amendment, modification, termination or waiver without the consent of Requisite Lenders) (1) reduce the principal amount of any Loan, (2) postpone the scheduled final maturity date or the date of any scheduled installment of principal of any Loan, (3) postpone the date on which any interest or any fees are payable, (4) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder (other than any waiver of any increase in the fees applicable to Letters of Credit pursuant to subsection 3.2 following the application of increased interest pursuant to subsection 2.2E) excluding any change in the manner in which any financial ratio used in determining any interest rate or fee is calculated that would result in a reduction of any such rate or fee, (5) reduce the amount or postpone the due date of any amount payable in respect of any Letter of Credit,
(6) extend the expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date or extend the Revolving Loan Commitment Termination Date or (7) change in any manner the obligations of Revolving Lenders relating to the purchase of participations in Letters of Credit; (b) each Lender, (1) change in any manner the definition of "Class" or the definition of "Pro Rata Share" or the definition of "Requisite Class Lenders" or the definition of "Requisite Lenders" (except for any changes resulting solely from an increase in the aggregate amount of the Commitments approved by Requisite Lenders), (2) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (3) increase the maximum duration of Interest Periods permitted hereunder, (4) release any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral or release Holdings from its obligations under the Holdings Guaranty or release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents, or (5) change in any manner or waive the provisions contained in subsection 8.1, subsection 10.5 or this subsection 10.6. In addition, (i) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note; (ii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iii) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender; (iii) no amendment, modification, termination or waiver of any provision of Section 3 shall be effective without the written concurrence of Administrative Agent and, with respect to the purchase of participations in Letters of Credit, without the written concurrence of each Issuing Lender that has issued an outstanding Letter of Credit or has not been reimbursed for a payment under a Letter of Credit; (iv) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent; (v) no amendment, modification, termination or waiver of any provision of subsection 2.4 that has the effect of changing any interim scheduled payments, voluntary or mandatory prepayments, or Commitment reductions applicable to a Class in a manner that disproportionately disadvantages such Class relative to any other Class shall be effective without the written concurrence of Requisite Class Lenders of such affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any such provision which only postpones or reduces any interim scheduled payment, voluntary or mandatory prepayment, or Commitment reduction from those set forth in subsection 2.4 with respect to one Class but not any other Class shall be deemed to disproportionately disadvantage such one Class but not to disproportionately disadvantage any such other Class for purposes of this clause (v)) and (vi) no amount of a Commitment of a Lender shall be increased without the consent of such Lender. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

               Notwithstanding anything in this subsection 10.6 to the contrary, this Agreement and the other Loan Documents may be amended (or amended and restated) with the written approval of Administrative Agent, Company and the lenders of the Incremental Loans to implement the Incremental Loans pursuant to and in accordance with subsection 7.1(ix).

     10.7      INDEPENDENCE OF COVENANTS.

               All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

     10.8      NOTICES; EFFECTIVENESS OF SIGNATURES.

               Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to Administrative Agent, Swing Line Lender and any Issuing Lender shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent. Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information as provided in subsection 6.1; PROVIDED, HOWEVER, that no signature with respect to any notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail.

               Loan Documents and notices under the Loan Documents may be transmitted and/or signed by telefacsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders. Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; PROVIDED, HOWEVER, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

     10.9      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

               A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

               B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 10.2, 10.3, 10.17 and 10.18 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.18 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

     10.10     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

               No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     10.11     MARSHALLING; PAYMENTS SET ASIDE.

               Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.12     SEVERABILITY.

               In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.13 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS; DAMAGE WAIVER.

               The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Company, as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to subsection 9.6, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

               To the extent permitted by law, Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement (including, without limitation, subsection 2.1C hereof), any other Loan Document, any transaction contemplated by the Loan Documents, any Loan or the use of proceeds thereof.

     10.14     RELEASE OF SECURITY INTEREST OR GUARANTY.

               Upon the proposed sale or other disposition of any Collateral that is permitted by this Agreement or to which Requisite Lenders have otherwise consented, or the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to any Person (other than an Affiliate of Company) permitted by this Agreement or to which Requisite Lenders have otherwise consented, for which a Loan Party desires to obtain a security interest release or a release of any Guaranty from Administrative Agent, such Loan Party shall deliver an Officer's Certificate (i) stating that the Collateral or the Capital Stock subject to such disposition is being sold or otherwise disposed of in compliance with the terms hereof and (ii) specifying the Collateral or Capital Stock being sold or otherwise disposed of in the proposed transaction. Upon the receipt of such Officer's Certificate, Administrative Agent shall, at such Loan Party's expense, so long as Administrative Agent (a) has no reason to believe that the facts stated in such Officer's Certificate are not true and correct and
(b), if the sale or other disposition of such item of Collateral or Capital Stock constitutes an Asset Sale, shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery of the Net Asset Sale Proceeds if and as required by subsection 2.4, execute and deliver such releases of its security interest in such Collateral or such Subsidiary Guaranty, as may be reasonably requested by such Loan Party.

     10.15     APPLICABLE LAW.

               THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

     10.16     CONSTRUCTION OF AGREEMENT; NATURE OF RELATIONSHIP.

               Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender or other Agent has any fiduciary relationship with or duty to Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the other Agents and Lenders, on one hand, and Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

     10.17     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

               ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS HEREUNDER OR THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

               (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

               (II)    WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

               (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

               (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

               (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

               (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

     10.18     WAIVER OF JURY TRIAL.

               EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     10.19     CONFIDENTIALITY.

               Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified in writing as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature, it being understood and agreed by Company that in any event a Lender may make disclosures (a) to its Affiliates and to its own and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement that is entitled to receive such information, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this subsection 10.19, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of Company, (g) with the consent of Company,
(h) to the extent such information (i) becomes publicly available other than as a result of a breach of this subsection 10.19 or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Company or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED, FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries. In addition, Administrative Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders.

               Notwithstanding anything herein to the contrary, information required to be treated as confidential by reason of the foregoing shall not include, and Administrative Agent and each Lender (and their representatives or other agents) may disclose to any and all Persons, without limitation of any kind, any information with respect to United States federal income tax treatment and United States federal income tax structure (within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Administrative Agent or such Lender relating to such tax treatment and tax structure.

     10.20     COUNTERPARTS; EFFECTIVENESS.

               This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This

Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                  [Remainder of page intentionally left blank]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

               MERGER SUB:

                                         NECTAR MERGER CORPORATION


                                         By:   /s/ John M. Baumer
                                             -----------------------------------
                                         Name: John M. Baumer
                                              ----------------------------------
                                         Title: Vice President, Secretary and
                                                --------------------------------
                                                Treasurer
                                                --------------------------------


                                         Notice Address:
                                                11111 Santa Monica Boulevard
                                                Suite 2000
                                                Los Angeles, California 90025
                                                Attention: John M. Baumer
                                                           ---------------------
                                                Facsimile: (310) 954-0404
                                                           ---------------------

               FTD, INC.:


     FTD shall have no obligations hereunder until completion of the Merger. Prior to that time, the obligations of Company pursuant to this Agreement and the other Loan Documents shall be solely those of Merger Sub. Upon consummation of the Merger, FTD shall assume, and hereby assumes, all the obligations and other liabilities of Merger Sub under this Agreement and all references to Company contained in this Agreement and the other Loan Documents shall be deemed to refer to FTD.

                           FTD, INC.


                           By:  /s/ Robert L. Norton
                               -----------------------------------------
                           Name Robert L. Norton
                               -----------------------------------------
                           Title: Chairman of the Board and Chief
                                  --------------------------------------
                                  Executive Officer
                                  --------------------------------------

                           Notice Address:
                                  3113 Woodcreek Drive
                                  Downers Grove, DuPage County, Illinois  60515
                                  Attention: Carrie Wolfe
                                             ---------------------------
                                  Facsimile: (630) 719-6183
                                             ---------------------------

               LENDERS:


                              CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, individually and as Administrative Agent


                              By:    /s/ Robert Hetu
                                     -------------------------------------------
                              Name:  Robert Hetu
                                     -------------------------------------------
                              Title: Director
                                     -------------------------------------------


                              By:    /s/ Gregory S. Richards
                                     -------------------------------------------
                              Name:  Gregory S. Richards
                                     -------------------------------------------
                              Title: Associate
                                     -------------------------------------------


                              Notice Address:

                                     11 Madison Avenue, 8th Floor
                                     New York, New York  10010
                                     Attention: Agency Department Manager
                                     Facsimile: (212) 325-8304

                              Payment Instructions:

                                     Bank of New York
                                     ABA 021000018
                                     A/C Name: CSFB Agency Cayman Account
                                     A/C Number: 8900492627
                                     Reference:

                              UBS SECURITIES LLC, as Syndication Agent


                              By:    /s/ David A. Juge
                                     -------------------------------------------
                              Name:  David A. Juge
                                     -------------------------------------------
                              Title: Managing Director
                                     -------------------------------------------


                              By:    /s/ Oliver O. Trumbo II
                                     -------------------------------------------
                              Name:  Oliver O. Trumbo II
                                     -------------------------------------------
                              Title: Director
                                     -------------------------------------------


                              Notice Address:

                                     UBS Securities LLC
                                     677 Washington Boulevard
                                     Stamford, Connecticut  06901
                                     Attention: Deborah Porter
                                     Telephone: (203) 719-3691
                                     Facsimile: (203) 719-4176

                              UBS LOAN FINANCE LLC, as a Lender


                              By:    /s/ Wilfred V. Saint
                                     -------------------------------------------
                              Name:  Wilfred V. Saint
                                     -------------------------------------------
                              Title: Associate Director
                                     -------------------------------------------


                              By:    /s/ Jennifer L. Poccia
                                     -------------------------------------------
                              Name:  Jennifer L. Poccia
                                     -------------------------------------------
                              Title: Associate Director
                                     -------------------------------------------


                              Notice Address:

                                       UBS Loan Finance LLC
                                       677 Washington Boulevard
                                       Stamford, Connecticut  06901
                                       Attention: Deborah Porter
                                       Telephone: (203) 719-3691
                                       Facsimile: (203) 719-4176

                                     WELLS FARGO BANK, N.A., as Documentation
                                     Agent and as a Lender


                              By:    /s/ Kevin Mckhann
                                     -------------------------------------------
                              Name:  Kevin Mckhann
                                     -------------------------------------------
                              Title: Senior Vice President
                                     -------------------------------------------


                              Notice Address:

                                     333 S. Grand Avenue, 9th Fl.
                                     -------------------------------------------
                                     Los Angeles, CA 90071
                                     -------------------------------------------

                                     -------------------------------------------

                                     -------------------------------------------

                                     HARRIS TRUST AND SAVINGS BANK, as a Lender


                              By:    /s/ Betzaida Erdelyi
                                     -------------------------------------------
                              Name:  Betzaida Erdelyi
                                     -------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


                              Notice Address:

                                     Harris Trust and Savings Bank
                                     -------------------------------------------
                                     111 West Monroe Street, 10C
                                     -------------------------------------------
                                     Chicago, IL 60603
                                     -------------------------------------------
                                     Attn: Betsy Erdelyi
                                     -------------------------------------------

                                     Mizuho Corporate Bank, LTD., as a Lender


                              By:    /s/ Atsushi Narikawa
                                     -------------------------------------------
                              Name:  Atsushi Narikawa
                                     -------------------------------------------
                              Title: Deputy General Manager
                                     -------------------------------------------


                              Notice Address:

                                     1251 Avenue of the Americas
                                     -------------------------------------------
                                     New York, New York 10020
                                     -------------------------------------------

                                     -------------------------------------------

                                     -------------------------------------------

                                     CITLENDING SERVICES CORPORATION,
                                     as a Lender


                              By:    /s/ John P. Sirico, II
                                     -------------------------------------------
                              Name:  John P. Sirico, II
                                     -------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


                              Notice Address:

                                     c/o CIT Group Inc.
                                     Business Credit/Corporate Finance Group
                                     1 CIT Drive, 3rd Floor
                                     Livingston, New Jersey 07039
                                     Attention: Maria C. Levy, Assistant Vice
                                     President
                                     Telecopier No.: (973) 740-5721
                                     Telephone No.: (973) 740-5541

                                     with a copy to:

                                     c/o CIT Group Inc.
                                     Corporate Legal Department
                                     1 CIT Drive, 3rd Floor
                                     Livingston, New Jersey 07039
                                     Attention: John P. Sirico, II.
                                     Vice President & Assistant Chief Counsel
                                     Telecopier No.: (973) 422-5822 or
                                                     (973) 740-5841
                                     Telephone No.: (973) 422-5858

                                     MERRILL LYNCH CAPITAL, A DIVISION OF
                                     MERRILL LYNCH BUSINESS FINANCIAL
                                     SERVICES INC., as a Lender


                              By:    /s/ Julia F. Maslanka
                                     -------------------------------------------
                              Name:  Julia F. Maslanka
                                     -------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


                              Notice Address:

                                     222 North LaSalle Street
                                     -------------------------------------------
                                     Chicago, IL 60610
                                     -------------------------------------------

                                     -------------------------------------------

                                     -------------------------------------------

                                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                     as a Lender


                              By:    /s/ Robert M. Kadlick
                                     -------------------------------------------
                              Name:  Robert M. Kadlick
                                     -------------------------------------------
                              Title: Duly Authorized Signatory
                                     -------------------------------------------


                              Notice Address:

                                     Bank Loan Group
                                     -------------------------------------------
                                     GE Corporate Financial Services
                                     -------------------------------------------
                                     201 Merritt 7
                                     -------------------------------------------
                                     P.O. Box 5201
                                     -------------------------------------------
                                     Norwalk, CT 06856-5201
                                     -------------------------------------------
                                     Attn: Amanda L. van Heyst
                                     -------------------------------------------

                                     STANDARD FEDERAL BANK, N.A., as a Lender


                              By:    /s/ Annette Gordon
                                     -------------------------------------------
                              Name:  Annette Gordon
                                     -------------------------------------------
                              Title: First Vice President
                                     -------------------------------------------


                              Notice Address:

                                     2600 West Big Beaver Road
                                     -------------------------------------------
                                     Commercial Banking (Mail Code 0900-290)
                                     -------------------------------------------
                                     Troy, Michigan 48084
                                     -------------------------------------------

                                     -------------------------------------------